                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

 [ ]     Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 [X]     Definitive Proxy Statement
 [ ]     Definitive Additional Materials
 [ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           BANK OF GRANITE CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]     No fee required.

 [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

 [ ]     Fee paid previously with preliminary materials:

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                                    BANK OF
                                    GRANITE
                                  CORPORATION

                              23 NORTH MAIN STREET
                       GRANITE FALLS, NORTH CAROLINA 28630
                                 (704) 496-2000

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - APRIL 27, 1998

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Bank of Granite Corporation will be held on Monday, April 27, 1998 at 10:30 a.m. The meeting will be held at the Holiday Inn, 130 South Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina for the following purposes:


         1. To consider the amendment of the Certificate of Incorporation of Bank of Granite Corporation to increase the authorized common stock from 15,000,000 to 25,000,000 shares.

         2. To consider the election of seven persons named as director nominees in the Proxy Statement dated March 23, 1998, which accompanies the Notice;

         3. To consider the ratification of the selection of Deloitte & Touche LLP as Bank of Granite Corporation's independent Certified Public Accountants for the fiscal year ending December 31, 1998; and

         4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 13, 1998 are entitled to receive notice of, and to vote at, this meeting.

Bank of Granite Corporation's 1998 Annual Shareholders Meeting proxy Ballot, Proxy Statement and its 1997 Annual Report are enclosed with this Notice.

YOUR VOTE AND PROMPT RESPONSE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY OF COURSE, WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT RESPONSE WILL SAVE YOUR COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION.

                                    By order of the Board of Directors
                                    BANK OF GRANITE CORPORATION




                                    /s/ John A. Forlines, Jr.
Granite Falls, North Carolina       JOHN A. FORLINES, JR.
March 23, 1998                      Chairman and Chief Executive Officer

                                    BANK OF
                                    GRANITE
                                  CORPORATION



                                 PROXY STATEMENT



                 SOLICITATION, VOTING AND REVOCABILITY OF PROXY

General

The accompanying Proxy is solicited by the Board of Directors of Bank of Granite Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held on April 27, 1998, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting. The approximate date on which this Proxy Statement and the accompanying Proxy are first being sent or given to Shareholders of the Corporation is March 23, 1998

A copy of the Corporation's 1997 Annual Report including financial statements is included with this Proxy Statement and has been sent to each person who was a shareholder of record as of the close of business on March 13, 1998. The Corporation will also provide to any shareholder without charge a copy of the Annual Report for 1997 filed on Form 10-K with the Securities and Exchange Commission (the "SEC") upon written request to Kirby A. Tyndall, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630. Shareholders and other interested parties may also obtain the Corporation's recent filings with the SEC through the SEC's internet site at www.sec.gov and search on the Corporation's Central Index Key of 0000810689.

Solicitation

All expenses of preparing, printing, and mailing the Proxy and all material used in the solicitation thereof will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited through personal interview and telephone by directors, officers, and other employees of the Corporation, none of whom will receive additional compensation for their services.

Revocability of Proxy

This proxy shall be revocable at any time prior to its exercise by filing a written request with Kirby A. Tyndall, Secretary of the Corporation, by voting in person at the Shareholders' Meeting, or by presenting a duly executed proxy bearing a later date.

Voting Securities and Vote Required for Approval

At the close of business on March 13, 1998, the record date, the Corporation had issued and outstanding 9,170,074 shares of Common Stock, par value $1.00 per share, which is the only class of stock outstanding. Only the holders of record of Common Stock of the Corporation at the close of business on March 13, 1998 are entitled to receive notice of the Annual Meeting of Shareholders and to vote on such matters to come before the Annual Meeting or any adjournment thereof.

Presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof.

The approval of Proposal 1 (to Amend the Certificate of Incorporation to Increase the Number of Authorized Common Shares), Proposal 2 (the Election of Directors), and Proposal 3 (the Ratification of the Selection of the Corporation's Independent Accountants), and approval of all other items which may be submitted to the shareholders for their consideration at the Annual Meeting requires the affirmative vote of a majority of shares present and voting. Each shareholder is entitled to one (1) vote for each share of Common Stock held by him or her at the close of business on the record date, March 13, 1998. Cumulative voting is not permitted.

On all proposals, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the outcome of the vote on such proposals.

The Board of Directors unanimously recommends a vote in favor of Proposals 1, 2 and 3. Each Proxy, unless the shareholder otherwise specifies, will be voted in favor of Proposals 1, 2 and 3. In each case where the shareholder has appropriately specified how the Proxy is to be voted, it will be voted in accordance with his or her specifications. Executed but unmarked Proxies that are returned to the Corporation will be voted (1) in favor of the proposed amendment to the Certificate of Incorporation to increase the authorized common shares, (2) in favor of the proposed slate of directors and (3) in favor of the ratification of Deloitte & Touche LLP as the Corporation's independent accountants. Shareholders may designate a person or persons other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same, but the management and Board of the Corporation do not know or any other matter or business to come before the Annual Meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES


To the knowledge of the Corporation, no individual shareholder owned beneficially more than five percent (5%) of Bank of Granite Corporation's outstanding Common Stock on the record date. Corporation Common Stock is held by Cede & Co. as nominee of securities depositories for various segments of the financial industry. As of the record date, Cede & Co. held shares registered in street name for approximately 1,400 individuals and organizations.

On the record date, the Corporation's Common Stock was owned by approximately 3,500 individuals and entities, holding Stock either as record holder or as beneficial owner.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

The Boards of Directors of both the Bank of Granite Corporation and its bank subsidiary, Bank of Granite (the "Bank") are composed of the same persons. The Board of Directors of the Corporation's mortgage bank subsidiary, GLL & Associates, Inc. ("GLL") are composed of the Corporation's President, the Corporation's Secretary/Treasurer and GLL's President.

During the fiscal year ended December 31, 1997, the Bank's Board of Directors held 13 meetings, and the Corporation's Board of Directors held 8 meetings. All members of both Boards of Directors attended more than 75% of the total number of meetings of the Boards of Directors and the total number of meetings held by committees of the Boards of which they are members. Overall attendance at both Boards' meetings was approximately 95%.

Corporation and Bank directors were paid an annual retainer of $5,000 and fees of $200 for attendance at each meeting of the Board. Directors received no additional compensation for attending committee meetings. The Corporation's Board has standing audit and nominating committees. The Bank's Board of Directors supervises all compensation matters, and performs certain executive committee functions for the Corporation's Board of Directors. The functions, composition and frequency of meetings for the audit and nominating committees in fiscal year 1997 were as follows:

AUDIT COMMITTEE - The Audit Committee was composed of directors Robert E. Cline, Barbara F. Freiman and Boyd C. Wilson, Jr. The Committee, whose members are neither officers nor employees of the Corporation or Bank, provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of the Bank's insurance coverage, and reviews the activities of the Bank's regulatory compliance efforts. During 1997, 11 meetings were held. All Committee members attended more than 75% of the total number of Audit Committee meetings held during the fiscal year 1997.

NOMINATING COMMITTEE - The Nominating Committee was composed of directors John
A. Forlines, Jr., Barbara F. Freiman, Hugh R. Gaither and Charles M. Snipes. The Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. The Committee would consider shareholder nominees for Corporation and Bank Board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures set forth in the section of this Proxy Statement entitled "Proposals For 1999 Annual Shareholders Meeting". During 1997, 2 meetings were held. All Committee members attended more than 75% of the total number of Nominating Committee meetings held during the fiscal year 1997.

                       PROPOSED AMENDMENT OF CORPORATION'S
                          CERTIFICATE OF INCORPORATION
                                  (PROPOSAL 1)

The Corporation's Certificate of Incorporation ("Certificate") states that number of shares of Corporation Common Stock ("Common Stock") the Corporation is permitted to issue. The present Certificate provides that the Corporation may issue up to 15,000,000 shares of Common Stock.

PROPOSAL: The Board of Directors has proposed that the Certificate be amended to increase the authorized number of shares of Common Stock from 15,000,000 to 25,000,000. As of the Record Date, there were 9,170,074 issued and outstanding shares of Corporation Common Stock, which left 5,829,926 shares of Common Stock available for use by the Corporation in the form of authorized but unissued shares. The amendment of the Certificate to increase the authorized number of shares to 25,000,000 would result, as of the Record Date, in 15,829,926 authorized but unissued shares of Common Stock.

The proposed amendment of the Certificate requires the affirmative vote of a majority of shares of Corporation Common Stock present and entitled to vote at the Annual Meeting.

ADVANTAGES: In the opinion of the Board of Directors and Corporation Management, increasing the number of authorized but unissued shares of Common Stock through an amendment of the Certificate would be in the best interest of the Corporation for the following reasons.

         - First, in order to declare a stock dividend or a stock split, there must be a sufficient number of authorized but unissued shares of Common Stock available to be issued to existing Corporation shareholders. Thus, additional authorized but unissued shares of Corporation Common Stock might eventually be necessary for the Corporation to declare stock dividends or stock splits to existing shareholders. Note, however, that there are no plans at this time by the Corporation to declare a stock dividend or stock split. Nor does the existence of authorized but unissued shares of Common Stock affect the ability of the Corporation to declare cash dividends.

         - Second, merger and acquisition transactions frequently require the use of authorized but unissued shares of Common Stock. If the Corporation determined it was in its best interest to acquire or merge with another financial institution, the acquisition or merger agreement might require the exchange of shares of each corporation's stock and the issuance of new authorize but unissued shares by the Corporation. Thus, a sufficient number of Corporation authorized but unissued shares of Common Stock must be available for issuance under such circumstances. Note, however, that there are no plans at this time by the Corporation to acquire or merge with another financial institution.

         - Third, certain executive and employee benefit programs sponsored by the Corporation require the use of authorized but unissued shares of stock. An example is the Corporation's stock option plan. Under the terms of the stock option plan, participants purchase authorized but unissued shares of Common Stock. Other benefit plans, not yet sponsored by the Corporation, could also require the availability and use of authorized but unissued shares of Common Stock. Note, however, that there are no plans at this time by the Corporation to adopt another benefit plan which might require the use of authorized but unissued shares of Common Stock.

         - Fourth, the Corporation may desire to raise additional capital through the sale on the primary market of authorized by unissued shares of Common Stock. Such additional capital could, for example, be used by the Corporation to improve its equity capital position or to provide funds needed for expansion. Note, however, there are no plans at this time by the Corporation to raise additional capital through the sale on the primary market of authorized by unissued shares of Common Stock.

         - Finally, the Corporation may become subject to a hostile takeover attempt. One defensive tactic to an unwanted takeover is to have available for sale to existing or new shareholders a sufficient number of authorized but unissued shares of Common Stock. The sale of new shares of Common Stock would function to dilute any existing ownership interest of the potential acquirer, thus making the hostile acquisition more difficult to achieve. Note, however, that the Corporation is not at this time subject to any hostile takeover attempt.

DISADVANTAGES: Although there are many advantages of the proposed amendment, the amendment of the Certificate to increase the authorized number of shares of Common Stock from 15,000,000 to 25,000,000 could dilute existing shareholders' ownership interests in the Corporation at some point in the future. This could occur, for example, where authorized but unissued shares of Common Stock are sold on the primary market and existing shareholders are not given (or do not take advantage of) the right to maintain their percentage ownership interests through the purchase of a portion of the new issuance of stock. In such case, the sale of new shares of Common Stock would dilute the existing shareholder's ownership interest in the Corporation. However, there are no plans by the Corporation at this time to issue authorized but unissued shares of Common Stock except in connection with the Corporation's stock option plan or in the ordinary course of its operations.

FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS AND CORPORATION MANAGEMENT UNANIMOUSLY RECOMMEND THAT PROPOSAL 1 TO AMEND OF THE CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES BE APPROVED BY SHAREHOLDERS. SHARES REPRESENTED BY PROXIES ON THE ACCOMPANYING PROXY FORM WILL BE VOTED FOR THE APPROVAL OF AMENDING THE CERTIFICATE OF INCORPORATION AS SET FORTH IN THE PROXY STATEMENT UNLESS SPECIFIED OTHERWISE.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 2)

Seven (7) directors are being considered for election at the Annual Meeting, each to hold office for one year or until a successor is elected an qualified. The Corporation Board's nominees are shown below along with biographical summaries and beneficial ownership of Common Stock. The information is presented, unless otherwise indicated, as of March 13, 1998.

All of the nominees shown below have been previously elected as directors by the Corporation's shareholders and are currently serving on the Board of Directors, with the exception of nominee Paul M. Fleetwood, III, CPA.

In the event a director nominee declines or is unable to serve as director, which is not anticipated, the shares represented by proxy will be voted for the Board's substitute nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS ELECT THE DIRECTOR NOMINEES SHOWN IN THE FOLLOWING TABLE BY VOTING FOR PROPOSAL 2.

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                           BANK OF GRANITE CORPORATION

The number of shares of Bank of Granite Corporation stock beneficially owned by the nominees are those owned as of March 13, 1998. Unless otherwise indicated, each director has sole voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table on the following page. The source of information provided in the table is the Corporation's shareholder records.

-------------------------------------------------------------------------------------------------------------------------------
           Name             Principle Occupation           Age on      Director           Amount and Nature           Ownership
                           during last five years         Dec. 31,     Since (1)            of Beneficial              as % of
                                                            1997                              Ownership                Common
                                                                                                                        Stock
-------------------------------------------------------------------------------------------------------------------------------
JOHN N. BRAY                  President, Vanguard            55       Bank (1992)           3,155   direct               0.04%
Hickory, N.C.                   Furniture, Inc.                       Corp (1992)             940   indirect(2)
-------------------------------------------------------------------------------------------------------------------------------
PAUL M. FLEETWOOD,           President, Corporate            50                            90,000   direct               0.98%
  III, CPA                 Management Services, Inc.
Hickory, N.C.                 and Catawba Valley
                             Building Supply, Inc.
-------------------------------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR.         Chairman and Chief             79       Bank (1954)         421,318   direct               4.71%
Granite Falls, N.C.           Executive Officer,                      Corp (1987)          10,857   indirect(3)
                                Bank of Granite
                              Corporation, since
                             June 1987; Chairman,
                            Bank of Granite, since
                             1972 (Chief Executive
                               Officer, 1954-84)
-------------------------------------------------------------------------------------------------------------------------------
BARBARA F. FREIMAN         Executive Director of the         63       Bank (1989)           5,095   direct               0.07%
Lenoir, N.C.                Foundation of Caldwell                    Corp (1989)           1,769   indirect(2)
                             Community College and
                             Technical Institute
-------------------------------------------------------------------------------------------------------------------------------
HUGH R. GAITHER               President and Chief            47       Bank (1997)             173   direct               0.00%
                              Executive Officer,
Newton, N.C.                    Ridgeview, Inc.                       Corp (1997)
-------------------------------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES             President, Bank of             64       Bank (1982)         102,714   direct               1.42%
Hickory, N.C.                Granite Corporation;                     Corp (1987)          27,857   indirect(2,3)
                              President and Chief                     GLL (1998)
                               Executive Officer
                                Bank of Granite
                               (since 1994); GLL
                              Chairman; Director
                           Vanguard Furniture, Inc.
                              and Ridgeview, Inc.
-------------------------------------------------------------------------------------------------------------------------------
BOYD C. WILSON,               Vice President and             45       Bank (1996)           3,922   direct               0.09%
  JR., CPA                    Controller, Kincaid                     Corp (1996)           4,034   indirect(2)
Hudson, N.C.                   Furniture Company
-------------------------------------------------------------------------------------------------------------------------------
DIRECTORS AND EXECUTIVE                                                                   627,877   direct               7.35%
OFFICERS AS A GROUP (8 PERSONS)                                                            45,957   indirect
-------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)      Bank of Granite Corporation, the holding company for Bank of
                  Granite, was organized on January 30, 1987.
         (2)      Shares of stock indirectly owned include those held in their spouse's name or by corporations controlled by such individuals.
         (3)      The indirect stock ownership shown for John A. Forlines, Jr., and Charles M. Snipes consists of those shares of Corporation
                  Common Stock obtainable by such individuals within 60 days of March 13, 1998.

                           SUMMARY COMPENSATION TABLE

The following table summarizes current and long-term compensation and provides separate columns for stock-related compensation for each executive officer of the Corporation and its subsidiary, Bank of Granite ("Bank"), whose total salary and bonus exceeded $100,000 during 1997.

---------------------------------------------------------------------------------------------------------
                                                                  Compensation
                                                      -------------------------------------
                                                              Annual            Long-term
                                                      -------------------------------------
                                                                                Securities
            Name and                                    Base                    Underlying        All
       Principal Position                Year          Salary        Bonus(1)    Options(2)     Other(3)
---------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR.                    1997         $214,500       $46,020       3,500         $38,408
Corporation Chairman and Chief
Executive Officer; Bank Chairman         1996         $195,000       $34,380       2,700         $35,967

                                         1995         $184,000       $38,768       3,500         $38,602
---------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES                        1997         $171,600       $36,820       3,500         $32,867
Corporation President;
Bank President and Chief Executive       1996         $156,000       $25,713       2,700         $29,606
Officer; GLL Chairman
                                         1995         $137,604       $27,184       3,500         $25,558
---------------------------------------------------------------------------------------------------------

Notes:   (1)      Figures shown represent actual incentive cash bonuses earned during the year indicated.

         (2) Figures shown represent number of shares of Corporation Common Stock subject to options which were awarded to the named executive officers shown during the years indicated.

         (3) Figures shown include amounts contributed by the Bank to its Profit-sharing Plan ("Plan") and allocated to the indicated executive officer's accounts. The plan is a "tax qualified" plan under section 401(a) of the Internal Revenue Code and covers all Bank employees. The following amounts were contributed to John A. Forlines, Jr.s' Plan accounts: $22,400
                  (1997), $22,500 (1996), and $22,500 (1995). The following
                  amounts were contributed to Charles M. Snipes' Plan accounts:
                  $22,400 (1997), $22,500 (1996), and $22,500 (1995).

                  Figures shown also indicate amounts contributed by the Bank to the indicated executive officer's Supplemental Executive Retirement Plan ("SERP") accounts. Because of Internal Revenue Code limitations on amounts which can be contributed to the named executive's Profit-sharing Plan accounts, the SERP was implemented by the Bank during 1994 to help replace those contributions "lost" by the named executives due to these limitations. Participation in the SERP is determined by the Board of Directors. The SERP is not a qualified plan under the Internal Revenue Code. Contribution earnings are tied to the 30 year US Treasury bond. The following amounts were contributed by the Bank to John A. Forlines, Jr.s' accounts:
                  $14,982 (1997), $12,470 (1996), and $11,447 (1995). The
                  following amounts were contributed to Charles M. Snipes' accounts: $7,043 (1997), $4,757 (1996), and $2,218 (1995).

                  The remaining amounts include (i) the value of certain life insurance premiums paid for the indicated executives, based on the term insurance value of such payments as calculated under the Internal Revenue Code P.S. 58 rates or those of the insurer, if lower, and includable in the executive's taxable income for the year and (ii) the value of the personal use portion of the Corporation's vehicles provided to the executive.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to options granted during 1997 to the named officers.

-----------------------------------------------------------------------------------------------------------------------------
                                                                   Individual Grants                    Potential Realizable
                                                                                                          Value at Assumed
                                                                                                       Annual Rates of Stock
                                                                                                         Price Appreciation
                                                                                                          for Option Term
                                         ------------------------------------------------------------------------------------
                                          Number of      % of Total
                                         Securities        Options                                         Appreciation
                                         Underlying      Granted to      Exercise or                         Assumed at
           Name and                        Options        Employees       Base Price     Expiration        5%        10%
       Principal Position                 Granted(1)      in 1997(2)     ($/share)(3)      Date(4)        (5)        (6)
-----------------------------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR.                       3,500           10.8%           $27.00        04/28/02      $26,109    $57,693
Corporation Chairman and Chief
Executive Officer; Bank Chairman
-----------------------------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES                           3,500           10.8%           $27.00        04/28/02      $26,109    $57,693
Corporation President;
Bank President and Chief Executive
Officer; GLL Chairman
-----------------------------------------------------------------------------------------------------------------------------

Notes:   (1)      Figures indicate number of shares of stock with respect to which options were granted under the Plan to the indicated executive officer during 1997. The price at which shares of Corporation Common Stock may be purchased upon the exercise of options under the Plan is equal to 100% of the fair market value of the Corporation's Common Stock on the date the options are granted. All options granted pursuant to the Plan must be exercised within 5 years from the date of grant.
                  Outstanding options must also be exercised during employment or within 3 months after a participating executive's termination of service. If termination of service is by reason of death, an option my be exercised by the executive's legal representative or beneficiary within one year after the date of death. Options granted under the plan are subject to applicable income tax withholding requirements and are not transferable by the holder except by will or by the laws of descent and distribution, and shall be exercisable, during the participating key executive's lifetime, only by the key employee.
         (2)      Percent shown indicates options awarded to indicated executive officer as a percentage of total options granted to all Plan participants during 1997.
         (3)      The exercise or base price is the dollar amount at which each share of stock subject to option may be acquired by the indicated executive officer. The exercise or base price is the closing market price per share of the Common Stock on the date of the award of the option.
         (4)      The date shown indicates the date upon which the options
                  granted will expire. (5) The dollar values shown represent the potential realizable value of the grant of options at an assumed 5% annualized appreciate rate in the price of Corporation Common Stock. The potential realizable value is calculated under the following formula: [(A x B) - A] x C, where A = $27.00, the exercise price per share (which equals the market price at the time of the grant), B = 1.2763, the assumed rate of stock price appreciation (5%) compounded annually over the five-year term of the option; and C = 3,500, the number of securities underlying the grant at year end
                  1997.
         (6)      The dollar values shown represent the potential realizable value of the grant of options at an assumed 10% annualized appreciate rate in the price of Corporation Common Stock. The potential realizable value is calculated under the following formula: [(A x B) - A] x C, where A = $27.00, the exercise price per share (which equals the market price at the time of the grant), B = 1.6105, the assumed rate of stock price appreciation (10%) compounded annually over the five-year term of the option; and C = 3,500, the number of securities underlying the grant at year end 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       LAST FISCAL YEAR- END OPTION VALUES

The following table sets forth information with respect to the exercise of stock options by the named officers during 1997 and unexercised options held as of December 31, 1997.



-----------------------------------------------------------------------------------------------------------------------------
                                            Shares                      Number of Securities          Value of Unexercised
                                           Acquired       Value               Underlying                  In-the-Money
            Name and                      on Exercise   Realized         Unexercised Options                 Options
       Principal Position                   (#)(1)       ($)(2)         at Fiscal Year-end (#)     at Fiscal Year-end ($)(3)
-----------------------------------------------------------------------------------------------------------------------------
JOHN A. FORLINES, JR.                        7,030       $133,043      Exercisable   -  14,304     Exercisable   -  $199,561
Corporation Chairman and Chief                                         Unexercisable -   7,458     Unexercisable -    69,099
Executive Officer; Bank Chairman
-----------------------------------------------------------------------------------------------------------------------------
CHARLES M. SNIPES                            7,030       $133,043      Exercisable   -  14,304     Exercisable   -  $199,561
Corporation President;                                                 Unexercisable -   7,458     Unexercisable -    69,099
Bank President and Chief Executive
Officer; GLL Chairman
-----------------------------------------------------------------------------------------------------------------------------

Notes:   (1)      Indicates number of shares acquired by indicated executive officer through the exercise of options during 1997.
         (2)      Dollar amounts represent the aggregate dollar value realized by the indicated executive officer upon the exercise of options during 1997. The aggregate dollar value realized is calculated based on the difference between the fair market value of Corporation Common Stock on the date of exercise, less the underlying option's exercise or base price.
         (3)      Dollar amounts shown represent the value of stock options held by the indicated executive officers at year end 1997. Only those options which are "in the money" are reported. An option is considered to be "in the money" if the fair market value of the Corporations Common Stock exceeds the exercise or base price of the shares subject to the options at year end 1997.
                  For those options "in the money", value is computed based on the difference between fair market value of Corporation Common
                  Stock at year end 1997 and the exercise or base price of the shares subject to the options. The value of options exercisable and unexercisable at year end 1997 is also shown.

                 BOARD REPORT ON EXECUTIVE OFFICER COMPENSATION

All compensation paid to the Corporation's executive officers is paid by the Bank to such persons in their capacity as executive officers of the Bank. Accordingly, the compensation of such executives is reviewed and approved annually by the full Board of Directors of both the Bank and the Corporation, which consist of the same persons. This report is furnished by the Corporation's Board of Directors, which acts as the Corporation's Compensation Committee (the "Committee").

The fundamental philosophy of Bank of Granite Corporation's compensation program is to offer competitive compensation opportunities for all executive officers which are based both on the individual's contribution and on the Corporation's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Corporation in achieving its business objectives in an industry characterized by complexity, competitiveness, and change. Annual compensation for the Corporation's CEO (and other executive officers) consists of three elements:

         -        Base salary;

         - An annual cash incentive that is directly and indirectly linked to Corporation and individual performance (with Corporation performance measured on the basis of Return on Assets); and

         - Long-term equity participation, consisting of the issuance of stock options, designed to better align the interests of executive officers with those of the Corporation's shareholders.

For the Corporation's executives (and CEO), base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size. The Corporation frequently participates in local, state, and other salary/compensation surveys and has access to other published salary/compensation data. The results of such surveys are used by the Committee in helping to set appropriate levels of Corporation CEO and other executive officer base salaries.

For 1997, the Committee increased the CEO's base salary by 10.0%. The Committee determined that the 10.0% increase in the CEO base salary was appropriate in light of two primary factors. The first factor was a desire by the Corporation to provide the CEO with a base salary comparable to that paid by other banking organizations of similar size and financial performance. The Corporation Board of Directors annually review national, regional, statewide and local peer group salary data (to the extent available) in its determination of a comparable base salary. A second factor considered by the Committee was that the Corporation's 2.76% return on assets placed the Corporation among the banking industry's top performers during 1996.

For the Corporation's executives (and CEO), the annual cash incentive during the years 1995, 1996, and 1997 ranged from 16.5% to 21.5% of base salary. This means that up to approximately 21.5% of the executive's annual compensation was variable, could fluctuate significantly from year to year, and was directly and indirectly tied to business and individual performance. The percentage of annual cash incentive for 1997 was 21.5% of the CEO's base salary. The annual cash incentive is based on banking organization's return on assets (ROA). The Corporation's Board of Directors, in its sole discretion, sets a threshold ROA target, based in part on the Corporation's financial performance in prior years and the performance of banking organizations of similar size in the Bank's general geographic region. If the threshold ROA target is achieved, a stated dollar amount will be paid into an incentive compensation pool. The incentive compensation pool amounts are then distributed among incentive plan participants based on such participants' base salaries as a percentage of all participants base salaries. If the Corporation earns ROA above the threshold level, and increasing dollar incentive pool is created up to a maximum dollar amount at a predetermined ROA level.

For the Corporation's CEO, executives (and other key employees), stock options may be granted each year in the sole discretion of the Board of Directors. While no formal system is employed in determining the number of stock options granted, both in the aggregate and to any one individual, the Board does take into account the Corporation's current financial performance and the number of stock options previously granted.

This report is provided as a summary of current Board practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the CEO.

Because executive officer and CEO salaries are not expected currently or in the near future to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Board currently has no specific policy which addresses the income tax deductibility of "qualifying compensation" under this specific code section. However, the Corporation's 1997 Incentive Stock Option Plan was designed to provide that compensation deductions, if any, available to the Corporation with respect to remuneration under such plan are not subject to the deduction limitations of Section 162(m).


                           BANK OF GRANITE CORPORATION
                             Compensation Committee
                            of the Board of Directors

                                  John N. Bray
                                 Robert E. Cline
                              John A. Forlines, Jr.
                               Barbara F. Freiman
                                 Hugh R. Gaither
                                Charles M. Snipes
                            Boyd C. Wilson, Jr., CPA

                   COMPENSATION COMMITTEE INTERLOCKS AND
                           INSIDER PARTICIPATION

The full Corporation Board of Directors serves as the Corporation's compensation committee. John A. Forlines, Jr. and Charles M. Snipes both served as members of the Corporation Board of Directors during 1997 and also served as Corporation and Bank executive officers. Mr. Forlines is the Chairman and CEO of Bank of Granite Corporation, and Chairman of the Bank of Granite. Mr. Snipes is the President of Bank of Granite Corporation and President and CEO of the Bank of Granite. While Mr. Forlines, and Mr. Snipes specifically excluded themselves from any Corporation Board of Directors' discussions concerning their own compensation, they did participate with other Corporation Board members in discussions concerning other executive officers' compensation.

                       SHAREHOLDER PERFORMANCE GRAPH

The performance graph shown on the following pages compares the Corporation's cumulative total return over the most recent five year period with both the NASDAQ Index, and an Independent Bank Index (reflecting changes in certain peer group bank stocks). The Independent Bank Index, purchased from an investment banking firm, reflects the total return to shareholders of a group of 23 independent publicly owned community banks located in the southeastern states of Florida, Georgia, North Carolina, South Carolina, Tennessee and Virginia. The banks range in asset size from $166 million to $992 million. Returns are shown on a total return basis, assuming the reinvestment of dividends. Due to the trend of mergers and consolidation in the banking industry, the investment banking firm changes the composition of the Independent Bank Index from year to year to replace community banks that have been acquired or otherwise changed their structure in such a way as to make them unrepresentative of the community banks represented in the Index.

                           BANK OF GRANITE CORPORATION
                           FIVE YEAR PERFORMANCE INDEX






                  [Five Year Performance Graph Presented Here]






                                1992     1993     1994     1995     1996     1997
                                ----     ----     ----     ----     ----     ----
Bank of Granite Corp.           100      108      112      132      201      215
Independent Bank Index          100      125      153      208      248      358
Nasdaq Index                    100      115      112      159      195      240

                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

The Corporation has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others; and, in the opinion of Corporation management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of Corporation Common Stock and reports of changes in ownership. Executive officer, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

To the Corporation's knowledge, all Section 16(a) filings required of its executive officers and directors for 1997 were made in a timely manner.

                    RATIFICATION OF SELECTION OF ACCOUNTANTS
                                  (PROPOSAL 3)

The Board of Directors of the Corporation has selected the firm of Deloitte & Touche, LLP as independent Certified Public Accountants to examine the financial statements of the Corporation for the year ending December 31, 1998. The firm is to report on the Corporation's consolidated balance sheets, and related consolidated statements of income, comprehensive income, cash flows, and changes in shareholders' equity, and to perform such other appropriate accounting services as may be required by the Board of Directors. It is expected that representatives of Deloitte & Touche LLP, who also served as the Corporation's accounting firm for the past fiscal year, will be present at the shareholders' meeting. They will be provided with any opportunity to make a statement if they desire to do so and to answer appropriate questions which may be raised at the meeting.

The fee arrangement between Deloitte & Touche LLP and Bank of Granite Corporation is based on rates and terms customary for their practice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE AS THE CORPORATION'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1998 BY VOTING FOR PROPOSAL 3.

                 PROPOSALS FOR 1999 ANNUAL SHAREHOLDERS MEETING

From time to time, individual shareholders may wish to submit proposals which they believe should be voted upon by the Corporation's shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Corporation's annual proxy materials. No such proposals were submitted for the 1998 Annual Meeting. Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at its executive office, 23 North Main Street, P. O. Box 128, Granite Falls, North Carolina 28630 no later than November 27, 1998 (which is 120 days prior to the expected date of the 1999 Proxy Statement) in order to be eligible for inclusion in the Corporation's Proxy Ballot and Proxy Statement for the 1999 Annual Meeting.

While the Corporation's Nominating Committee normally recommends and nominates individuals to serve as directors of the Corporation, shareholders may also nominate candidates for director, provided that such nominations are made in writing and a received by the Corporation at its executive offices not later than December 28, 1998 (which is 90 days prior to the expected date of the 1999 Proxy Statement). The nomination should be sent to the attention of the Corporation Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include home and business addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Corporation as part of its disclosure in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the meeting. A vote for a person who has not been duly nominated pursuant to these requirements is void.

                                 OTHER BUSINESS

Management of the Corporation knows of no other business to be presented to the meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same.

All shareholders are urged to attend the Annual Meeting of Shareholders of April 28, 1998 at 10:30 a.m., at Holiday Inn, 138 South Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina, and to vote your shares in person. Even if you plan to attend, please sign and return your Proxy promptly. A Proxy may be revoked at any time before it is voted, and the giving of a Proxy will not affect the right of a shareholder to attend the meeting and vote in person.

                                             By Order of the Board of Directors
                                             BANK OF GRANITE CORPORATION




                                             /s/ Kirby A. Tyndall
   Granite Falls, North Carolina             KIRBY A. TYNDALL
   March 23, 1998                            Secretary

                             MANAGEMENT'S DISCUSSION

                                AND ANALYSIS, AND

                                AUDITED FINANCIAL

                                   STATEMENTS

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

Management's Discussion and Analysis is provided to assist in understanding and evaluating the Company's results of operations and financial condition. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere herein. In 1987, the Bank of Granite Corporation (the Company") was formed under a plan whereby all previously issued shares of Bank of Granite (the "Bank") stock were exchanged for shares of the Company's stock. The Bank then became a wholly-owned subsidiary of the Company. On November 5, 1997, the Company acquired GLL & Associates, Inc. ("GLL"), a mortgage bank, through a merger in which the Company exchanged its common stock for all of the shares of GLL. The merger was accounted for as a pooling of interests. Therefore, amounts for all prior periods have been restated to include GLL as if GLL had been merged with the Company for all such prior periods. Prior to the merger, GLL had elected to be taxed as a Subchapter S Corporation under the Federal Internal Revenue Code, whereby GLL's earnings were taxable to its owners. Because of this election, GLL did not provide for income taxes on earnings taxable to its owners. Therefore, no income taxes have been provided on earnings prior to the merger date. Income taxes have been provided on GLL's earnings subsequent to the merger date. All information presented is consolidated data unless otherwise specified.

                              RESULTS OF OPERATIONS

The following discussion relates to the operations for the year ended December 31, 1997 compared to the year ended December 31, 1996, the year ended December 31, 1996 compared to the year ended December 31, 1995, and the year ended December 31, 1995 compared to the year ended December 31, 1994.

                              1997 COMPARED TO 1996

Net income for 1997 was $14,431,187, or $1.57 per share, compared to $13,365,872, or $1.46 per share, in 1996. This 8% increase in net income resulted primarily from the Bank's continued successful efforts to increase net interest income over the previous period. Net interest income increased to $28,568,306 compared to $25,530,554 in 1996. The $3,363,791 increase in interest income was attributable to increases in loan volume. Approximately $3,198,000 of the increase in interest income was attributable to increases in volume and $166,000 to increases in interest rates. Gross loans increased $28,101,441 or 8.5%. Interest expense increased $326,039 of which approximately $495,000 was attributable to deposit growth partially offset by a decrease of approximately $169,000 attributable to a lower cost of funds. Other income increased 12% to $8,110,184 compared to $7,239,670 in 1996. The increase in service charges on deposit accounts of $165,809 results from growth in deposit accounts. During 1997 the Company continued to place emphasis on nontraditional banking services such as annuities, leasing, mortgage and small business administration loan originations. In focusing on these products, the Company experienced volatility in earnings commonly associated with such products. Other service fees and commissions increased $393,984 which was primarily due to increases in fees from annuity sales and mortgage originations, both of which tend to rise during periods of falling interest rates. For the year ended December 31, 1997, the Company earned $2,863,942 from the origination of mortgage loans compared to $2,655,198 in 1996. Other income increased by $481,112 which was primarily attributable to a $601,135 nonrecurring gain, before taxes, from the sale of GLL's mortgage servicing portfolio. The gain was partially offset by a $194,465 decrease in fees from sales of the guaranteed portions of small business administration ("SBA") loans. Such sales of SBA loans generated fees of $242,898 in 1997 compared to $437,363 in 1996. Other expenses, or overhead, increased $1,755,055 or 14.2% over the previous year. Salaries increased $684,718 or 11% as a result of general salary increases and the employment of additional staff for a new office and to service a new loan product. Both the Bank and GLL each plan to open two new offices in 1998. Equipment expenses increased $136,322 primarily because of depreciation of new digital imaging technology. The Company plans to replace its ATM network and to install a teller automation system over the next two years. Other noninterest expenses increased $869,700, or 27.2%, including nonrecurring costs of $405,678, before taxes, in expenses related to the merger of GLL.

1996 COMPARED TO 1995

Net income for 1996 was $13,365,872, or $1.46 per share, compared to $12,044,972, or $1.32 per share, in 1995. This 11% increase in net income resulted primarily from the Bank's continued successful efforts to increase net interest income over the previous period. Net interest income increased to $25,530,554 compared to $24,265,968 in 1995. The increase in interest income was attributable to increases in loan volume. Approximately

$2,748,000 of the increase in interest income was attributable to increases in volume, which was partially offset by a decrease in interest rates which amounted to approximately $348,000. Gross loans increased $16,964,410 or 5.4%. Interest expense increased $1,134,973 of which approximately $1,163,000 was attributable to deposit growth slightly offset by a decrease in interest expense of approximately $28,000 attributable to a minor decline in the cost of funds. Other income increased 17.8% to $7,239,670 compared to $6,145,112 in 1995. The increase in service charges on deposit accounts of $264,293 results from growth in deposit accounts. During 1996 the Company continued to place emphasis on non-traditional banking services such as annuities, leasing, originating mortgage loans and small business administration loans. In focusing on these products the Company experienced volatility in earnings commonly associated with such products. Other service fees and commissions increased $294,865 which was primarily due to increases in annuity sales and fees from mortgage originations. Annuity sales and mortgage originations fluctuate with interest rate changes. For the year ended December 31, 1996, the Company earned $2,655,198 from the origination of mortgage loans compared to $2,430,472 in 1995. Other noninterest income increased by $320,362 which was primarily attributable to increases in the sales of the guaranteed portions of small business administration loans. Such sales generated $437,363 in 1996 compared to $153,287 in 1995. Net gains on securities of $215,038 resulted from securities being called at a premium as well as the sale of equity investments at the holding company level. Other expenses increased $713,419 or 6.1% over the previous year. Salaries and benefits increased $864,653 or 13% as a result of general salary increases, the cost of providing related benefits, and the employment of additional staff for a new office as well as additional staff to effectively service loan and deposit growth. The Federal Deposit Insurance Corporation insurance premiums decreased to $2,000. During 1996 the FDIC assessment rate was reduced from $0.04 per $100 of deposits to $0.00 per $100 of deposits. The reduction in rate reflects the bank's strength and the Bank Insurance Fund reaching its recapitalization level of 1.25% of insured deposits held in commercial banks. The $2,000 fee reflects a minimum regulatory assessment.

                              1995 COMPARED TO 1994

Net income for 1995 was $12,044,972 or $1.32 per share compared to $10,232,071 or $1.13 per share in 1994. This 17.7% increase in net income resulted primarily from the Company's continued successful efforts to increase net interest income over the previous period. Net interest income increased to $24,265,968 compared to $21,558,132 in 1994. The increase in interest income was attributable to increases in interest rates and loan volume. Approximately 53% of the increase in interest income was attributable to increases in rate. Gross loans increased $32,837,125 or 11.7%. Interest expense increased $3,772,904 of which 78% was attributable to increases in rate, the remaining 22% was attributable to a grow in interest-bearing deposits of $27,990,100 or 10.1%. Other income decreased to $6,145,112 compared to $6,712,147 in 1994. The increase in service charges on deposit accounts of $70,263 reflects growth in deposits accounts. During 1995 the Company continued to place emphasis on non-traditional banking services such as annuities, leasing, originating mortgage and small business administration loans. In focusing on these products the bank experienced volatility in earnings commonly associated with such products. Other service fees and commissions decreased $481,662, primarily due to decreases in annuity sales and fees from mortgage originations. Annuity sales and mortgage originations fluctuate with interest rates. For the most part interest rates rose in 1995 causing declines in fees from both annuity sales and mortgage originations of $77,770 and $353,315, respectively. Other noninterest income decreased by $114,684 which was primarily attributable to decreases in the sales of the guaranteed portion of small business administration loans. Net losses on securities resulted from securities being called as well as the sale of a mutual fund position. The funds were reinvested at higher yields. Other expenses, or overhead, decreased $1,061,107 or 8.4% from the previous year. Salaries and benefits decreased $400,199 or 0.6% as a result of variable mortgage origination compensation. Equipment rentals, depreciation and maintenance increased $92,554 or 10.2% primarily as a result of additional technology purchases and installation. The Federal Deposit Insurance Corporation insurance premiums decreased to $395,372. During 1995 the FDIC assessment rate was reduced from 23 cents per $100 of deposit to 4 cents per $100 of deposit. The reduction in rate reflects the bank's strength and the Bank Insurance Fund reaching its recapitalization level of 1.25% of insured deposits held in commercial banks. Other operating expenses reflect a non-recurring loss of $50,816 on the sale of other real estate owned during 1995.

                               NET INTEREST INCOME

Net interest income (the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, primarily deposits in the Company's subsidiary bank) represents the most significant portion of the Company's earnings. It is management's on-going policy to maximize net interest income. Net interest income totaled $28,568,306, $25,530,554, and $24,265,968 for 1997, 1996 and 1995 respectively, representing an increase of 11.9% for 1997 over 1996, 5.2% for 1996 over 1995, and 12.6% for 1995 over 1994. Interest rate spreads have been at least 4.6% over the last three years, and the Company continues efforts to maximize these favorable spreads by management of both loan and deposit rates in order to support the overall earnings growth. The following table presents the daily average balances, interest income / expense and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Company for the last three years.

                  AVERAGE BALANCES AND INTEREST INCOME ANALYSIS
                        for the years ended December 31,

                                                 1997                           1996                           1995
                                     ----------------------------   ----------------------------   ----------------------------
                                                         INTEREST                       Interest                       Interest
                                     AVERAGE   AVERAGE   INCOME/    Average    Average  Income/    Average    Average  Income/
dollars in thousands                 BALANCE    RATE     EXPENSE    Balance     Rate    Expense    Balance     Rate    Expense
ASSETS
Loans (1)                            $347,435   10.43%   $ 36,246   $316,139   10.44%   $ 33,007   $298,515   10.56%   $ 31,538
Taxable securities                     66,986    6.47%      4,331     70,384    6.14%      4,322     62,378    5.82%      3,630
Nontaxable securities (2)              61,997    8.07%      3,253     57,063    8.15%      3,022     50,864    8.61%      2,845
Federal funds sold                      3,516    5.63%        198      5,533    5.66%        313      4,163    6.03%        251
                                     --------            --------   --------            --------   --------            --------
Total interest-earning assets         479,934    9.17%     44,028    449,119    9.05%     40,664    415,920    9.20%     38,264
                                                         --------                       --------                       --------
Cash and due from banks                25,152                         25,083                         19,115
All other assets                        7,778                         10,472                         11,062
                                     --------                       --------                       --------
Total assets                         $512,864                       $484,674                       $446,097
                                     ========                       ========                       ========
LIABILITIES AND
    SHAREHOLDERS' EQUITY
Interest-bearing deposits            $328,528    4.44%     14,598   $315,869    4.49%     14,167   $291,056    4.48%     13,025
Federal funds purchased and
    securities sold under
    agreements to repurchase            4,298    5.07%        218      3,954    4.75%        188      3,323    5.30%        176
Other borrowings                       10,289    6.26%        644     11,624    6.70%        779     11,354    7.03%        798
                                     --------            --------   --------            --------   --------            --------
Total interest-bearing liabilities    343,115    4.51%     15,460    331,447    4.57%     15,134    305,733    4.58%     13,999
                                                         --------                       --------                       --------
Noninterest-bearing deposits           77,240                         70,014                         67,223
Other liabilities                       3,475                          4,517                          3,992
Shareholders' equity                   89,034                         78,696                         69,149
                                     --------                       --------                       --------
Total liabilities and
    shareholders' equity             $512,864                       $484,674                       $446,097
                                     ========                       ========                       ========
Net yield on earning assets and
    net interest income (2)(3)                   6.32%   $ 28,568               6.05%   $ 25,530               6.20%   $ 24,265
                                                         ========                       ========                       ========
Interest rate spread (4)                         4.66%                          4.48%                          4.62%

-----------------------------------------

(1) Non-accrual loans have been included.

(2) Yields on tax-exempt investments have been adjusted to tax equivalent basis using 35% for 1997, 1996 and 1995.

(3) Net yield on earning assets is computed by dividing net interest earned by average earning assets.

(4) The interest rate spread is the interest earning assets rate less the interest earning liabilities rate.

Changes in interest income and interest expense can result from changes in both volume and rates. The following table sets for the dollar amount of increase (decrease) in interest income and interest expense resulting from changes in the volume of interest earning assets and interest bearing liabilities and from changes in yields and rates.

                   INTEREST RATE AND VOLUME VARIANCE ANALYSIS
                        for the years ended December 31,

                                               1997 COMPARED TO 1996                     1996 compared to 1995
                                                      CHANGE                                     Change
                                                 ATTRIBUTABLE TO                             Attributable to
                                       ------------------------------------      -----------------------------------
dollars in thousands                   VOLUME(1)      RATE(1)        TOTAL       Volume(1)     Rate(1)        Total
                                       ---------      -------       -------      ---------     -------       -------
Loans                                   $ 3,266       $   (27)      $ 3,239       $ 1,851      $  (382)      $ 1,469
Taxable securities                         (214)          223             9           479          213           692
Nontaxable securities                       260           (29)          231           338         (161)          177
Federal funds sold                         (114)           (1)         (115)           80          (18)           62
                                        -------       -------       -------       -------      -------       -------
Total interest-earning assets           $ 3,198       $   166       $ 3,364       $ 2,748      $  (348)      $ 2,400
                                        =======       =======       =======       =======      =======       =======

Interest-bearing deposits               $   565       $  (134)      $   431       $ 1,112      $    30       $ 1,142
Federal funds purchased and
    securities sold under
    agreements to repurchase                 17            13            30            32          (20)           12
Other borrowings                            (87)          (48)         (135)           19          (38)          (19)
                                        -------       -------       -------       -------      -------       -------
Total interest-bearing liabilities      $   495       $  (169)      $   326       $ 1,163      $   (28)      $ 1,135
                                        =======       =======       =======       =======      =======       =======

-----------------------------------------

(1) The rate/volume variance for each category has been allocated equally on a consistent basis between rate and volume variances.

                  LIQUIDITY AND INTEREST RATE SENSITIVITY

The objectives of the Company's liquidity management policy include providing adequate funds to meet the needs of depositors and borrowers at all times, as well as providing funds to meet the basic needs for on-going operations of the Company and regulatory requirements. Liquidity requirements of the Company are met primarily through two categories of funds. The first is core deposits which includes demand deposits, savings accounts and certificates of deposits. The Company considers these to be a stable portion of the Company's liability mix and the result of on-going stable consumer and commercial banking relationships. At December 31, 1997 core deposits totaled $321,987,715 or 77.7% of the Company's total deposits.

The other principal method of funding utilized by the Company is through large denomination certificates of deposit, federal funds purchased, repurchase agreements and other short-term borrowings. The Company's policy is to emphasize core deposit growth rather than growth through purchased or brokered liabilities as the cost of purchased or brokered liabilities are greater.

The majority of the Company's deposit mix are rate-sensitive instruments with rates which tend to fluctuate with market rates. This, coupled with the Company's short-term certificates of deposit, has increased the opportunities for deposit repricing. The Company places great significance on monitoring and managing the Company's asset/liability position. The Company's policy of managing its interest margin (or net yield on interest-earning assets) is to maximize net interest income while maintaining a stable deposit base. The Company's deposit base is not generally subject to volatility experienced in national financial markets in recent years; however, the Company does realize the importance of minimizing such volatility while at the same time maintaining and improving earnings. A common method used to manage interest rate sensitivity is to measure, over various time periods, the difference or gap between the volume of interest-earning assets and interest-bearing liabilities repricing over a specific time period. However, this method addresses on the magnitude of funding mismatches and does not address the magnitude or relative timing of rate changes. Therefore, management prepares on a regular basis earnings projections based on a range of interest rate scenarios of rising, flat and declining rates in order to more accurately measure interest rate risk.

Interest-bearing liabilities and the loan portfolio are generally repriced to current market rates. The Company's balance sheet is asset-sensitive, meaning that in a given period there will be more assets than liabilities subject to immediate repricing as the market rates change. Because most of the Company's loans are at variable rates, they reprice more rapidly than rate sensitive interest-bearing deposits. During periods of rising rates, this results in increased net interest income. The opposite occurs during periods of declining rates.

                            INTEREST RATE SENSITIVITY
                             As of December 31, 1997

                                                        Interest Sensitive Within                          Non-sensitive
                                                ---------------------------------------          Total     or Sensitive
                                                  1 to           91 to          181 to          Within         Beyond
dollars in thousands                             90 Days       180 Days        365 Days         1 Year         1 Year        Total
                                                --------       --------        --------        --------       --------      --------
INTEREST-EARNING ASSETS
Interest-bearing due from banks                 $    158                                       $    158                     $    158
Securities (at amortized cost):
    U.S. Treasury                                  2,500                       $  5,497           7,997       $ 13,034        21,031
    U.S. Government agencies                       2,000                          4,000           6,000         27,087        33,087
    States and political subdivisions                459       $  4,548             853           5,860         58,683        64,543
    Other (including equity securities)              440             --             145             585         11,075        11,660
Loans (gross):
    Real estate - Construction                    32,313            418           1,071          33,802          3,425        37,227
    Real estate - Mortgage                       133,725          1,240           3,698         138,663         17,142       155,805
    Commercial, financial and agricultural       112,316          1,486           4,631         118,433          8,091       126,524
    Consumer                                      13,683          3,054           5,049          21,786         16,737        38,523
    All other                                        457             --              --             457              2           459
                                                --------       --------        --------        --------       --------      --------
Total interest-earning assets                   $298,051       $ 10,746        $ 24,944        $333,741       $155,276      $489,017
                                                ========       ========        ========        ========       ========      ========

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
    Savings and NOW accounts                    $ 86,641                                       $ 86,641                     $ 86,641
    Money market accounts                         25,697                                         25,697                       25,697
    Time deposits of 100,000 or more              54,898       $ 17,126        $ 13,754          85,778       $  6,810        92,588
    Other time deposits                           40,014         30,873          35,087         105,974         23,038       129,012
Federal funds purchased and securities
    sold under agreements to repurchase            8,882                                          8,882                        8,882
Other borrowings                                   6,288                                          6,288                        6,288
                                                --------       --------        --------        --------       --------      --------
Total interest-bearing liabilities              $222,420       $ 47,999        $ 48,841        $319,260       $ 29,848      $349,108
                                                ========       ========        ========        ========       ========      ========

Interest sensitivity gap                        $ 75,631       ($37,253)       ($23,897)       $ 14,481
Cumulative interest sensitivity gap             $ 75,631       $ 38,378        $ 14,481        $ 14,481
Interest earning-assets as a percentage
    of interest-bearing liabilities                  134%            22%             51%            105%
                                                ========       ========        ========        ========

The following table presents the maturity and distribution of the Bank's loans by type, including maturity and fixed rate loans.

       MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES
                             As of December 31, 1997

                                             Within        One to        Five
                                              One           Five        Years or
dollars in thousands                          Year          Years        More          Total
                                            --------      --------      --------     --------
Real estate - Construction                  $ 12,792      $ 14,095      $10,340      $ 37,227
Real estate - Mortgage                        54,681        42,433       58,691       155,805
Commercial, financial and agricultural        81,487        31,551       13,486       126,524
Consumer                                       9,192        27,865        1,466        38,523
All other                                        404            55           --           459
                                            --------      --------      -------      --------
Total                                       $158,556      $115,999      $83,983      $358,538
                                            ========      ========      =======      ========

Predetermined rate, maturity
    greater than one year                                 $ 41,560      $ 5,592      $ 47,152
Variable rate or maturing within
    one year                                $158,556        74,439       78,391       311,386
                                            --------      --------      -------      --------
Total                                       $158,556      $115,999      $83,983      $358,538
                                            ========      ========      =======      ========

The Company's rate paid on interest-bearing deposits slightly declined to 4.44% in 1997 compared to 4.49% 1996. The Company's primary growth in deposits is reflected in time deposits, which increased $12,049,538. Rate sensitive consumers chose to place funds in higher yielding time deposit accounts in anticipation of stable to falling rates. Increased customer awareness of interest rates increases the importance of rate management by the Company. The Company's management continuously monitors market pricing, competitor rates, and internal interest rate spreads to maintain the Company's growth and profitability. Deposits continue to be the principal source of funds for continued growth, so the Company attempts to structure its rates so as to promote deposit and asset growth while at the same time increasing the overall profitability of the Company. The daily average amounts of deposits of the Bank are summarized below.

                                AVERAGE DEPOSITS
                        for the years ended December 31,

dollars in thousands                 1997          1996          1995
                                   --------      --------      --------
Non-interest-bearing deposits      $ 77,240      $ 70,014      $ 67,223
Interest-bearing deposits           328,528       315,869       291,056
                                   --------      --------      --------
Total                              $405,768      $385,883      $358,279
                                   ========      ========      ========

The above table includes certificates of deposits $100,000 and over which at December 31, 1997 totaled approximately $92,588,000. The table below presents the maturities of these time deposits of $100,000 or more.

                 MATURITIES OF TIME DEPOSITS OF $100,000 OR MORE
                             As of December 31, 1997


                                       Within       Three to     Six to       Within       One to
                                       Three          Six        Twelve        One          Five
dollars in thousands                   Months        Months      Months        Year        Years        Total
                                       -------      --------     -------      -------      ------      -------
Time deposits of $100,000 or more      $54,898      $17,126      $13,754      $85,778      $6,810      $92,588
                                       =======      =======      =======      =======      ======      =======

                                CAPITAL RESOURCES

Funding for the future growth and expansion of the Company is dependent upon earnings of the subsidiary Bank. As of December 31, 1997, the Company's ratio of total capital to risk-adjusted assets was 25.6%. The Company is one of the soundest and most strongly capitalized in the nation, and fully expects to be able to meet future capital needs caused by growth and expansion as well as regulatory capital requirements. The Company is not aware of any current recommendation by regulatory authorities which if implemented would materially affect the Company's liquidity, capital resources or operations.

                                      LOANS

Historically, the Company makes loans within its market area. It makes consumer and commercial loans through the Bank and mortgage loans through GLL. The Bank generally considers its market to be Caldwell, Catawba and Burke counties of North Carolina. GLL considers its market area to be the central and southern Piedmont and Catawba Valley regions of North Carolina. Total loans at December 31, 1997 were $357,845,513. This compares with $329,744,072 at December 31,
1996, an increase of $28,101,441 or 8.5%. The Company places emphasis on consumer based installment loans and commercial loans to small and medium sized business. The Company has a diversified loan portfolio with no concentrations to any one borrower, industry or market region. The amounts and types of loans outstanding for the past five years ended December 31 are shown on the following table.

                         LOANS AND NONPERFORMING ASSETS
                               As of December 31,

                                1997                  1996                  1995                   1994                  1993
                         -------------------   -------------------   -------------------   -------------------   -------------------
                                       % OF                  % of                   % of                 % of                  % of
                                      TOTAL                 Total                  Total                Total                 Total
dollars in thousands      AMOUNT      LOANS     Amount      Loans     Amount       Loans    Amount      Loans     Amount      Loans
LOANS
Real estate -
    Construction         $ 37,227      10.4%   $ 32,234       9.8%     27,108       8.7%   $ 20,728       7.4%   $ 18,020       6.8%
    Mortgage              155,805      43.5%    143,243      43.3%    129,791      41.3%    109,044      38.9%    107,386      40.4%
Commercial,
    financial and
    agricultural          126,524      35.3%    116,469      35.2%    120,537      38.5%    117,002      41.8%    111,076      41.7%
Consumer                   38,523      10.7%     38,214      11.6%     35,620      11.4%     33,156      11.8%     29,233      11.0%
All other                     459       0.1%        194       0.1%        241       0.1%        419       0.1%        377       0.1%
                         --------              --------              --------              --------              --------
Total loans               358,538     100.0%    330,354     100.0%    313,297     100.0%    280,349     100.0%    266,092     100.0%
                         --------              --------              --------              --------              --------
Deferred origination
    fees, net                (693)                 (610)                 (518)                 (407)                 (337)
                         --------              --------              --------              --------              --------
Total loans, net of
    deferred fees        $357,845              $329,744              $312,779              $279,942              $265,755
                         ========              ========              ========              ========              ========

NONPERFORMING ASSETS
Nonaccrual loans         $    728              $    409              $    231              $    744              $     86
Loans 90 days
    or more and still
    accruing interest       1,898                   649                   441                 1,231                   685
Restructured loans             --                    --                    --                   253                   350
Foreclosed
    properties                 79                    --                    --                    --                   273
                         --------              --------              --------              --------              --------
Total                    $  2,705              $  1,058              $    672              $  2,228              $  1,394
                         ========              ========              ========              ========              ========

Any loans classified by regulatory examiners as loss, doubtful, substandard or special mention that have not been disclosed hereunder, or under "Loans" or "Asset Quality" narrative discussions do not (i) represent or result from trends or uncertainties that management expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information that causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

The composition of the portfolio remained level with real estate loans comprising 54% of the portfolio compared to 53% in 1996; commercial loans comprising 35% of the portfolio in both 1997 and 1996; and consumer loans comprising 11% compared to 12% in 1996. Commercial loans of $126,524,467, consumer loans of $38,522,537 and real estate mortgage loans of $155,805,410 are loans for which the principal source of repayment is derived from the ongoing cash flow of the business. Real estate construction loans of $37,227,380 are loans for which the principal source of repayment comes from the sale of real estate or from obtaining permanent financing.

                    PROVISION AND ALLOWANCES FOR LOANS LOSSES

Management determines the allowance for loans losses based on a number of factors including reviewing and evaluating the Company's loan portfolio in order to identify potential problem loans, credit concentrations and other risk factors connected to the loans portfolio as well as current and projected economic conditions locally and nationally. Upon loan origination, management evaluates the relative quality of each loans and assigns a corresponding loan grade. All loans are periodically reviewed to determine whether any changes in these loan grades are necessary. This loan grading system assists management in determining the overall risk in the loan portfolio.

The allowance for loan losses is created by direct charges to operations. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance for loan losses.

In 1995 the Bank adopted Financial Accounting Standard ("FAS") No. 114, Accounting by Creditors for the Impairment of a Loan (FAS No. 114) (subsequently amended by FAS No. 118). FAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. Most of the loans measured by fair value of the underlying collateral are commercial loans others consists of small balance homogenous loans and are measured collectively. The Bank classifies a loan impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. At December 31, 1997 and 1996, the recorded investment in loans that are considered to be impaired under FAS No. 114 was $866,837 ($728,308 of which was on a nonaccrual basis) and $882,200 ($409,305 of which was on a nonaccrual basis), respectively. The average recorded balance of impaired loans during 1997 and 1996 was not significantly different from the balance at December 31, 1997 and 1996. The related allowance for loan losses determined in accordance with FAS No. 114 for these loans was $560,132 and $383,919 at December 31, 1997 and 1996, respectively. For the years ended December 31, 1997 and 1996, the Bank recognized interest income on those impaired loans of approximately $19,012 and $26,102, respectively.

Management realizes that general economic trends greatly affect loan losses and no assurances can be made that further charges to the loan loss allowance may not be significant in relation to the amount provided during a particular period or that further evaluation of the loan portfolio based on conditions then prevailing may not require sizable additions to the allowance, thus necessitating similarly sizable charges to operations. The allowance for loan losses was 1.48%, 1.48% and 1.51% of net loans outstanding at December 31, 1997, 1996 and 1995, respectively, which was consistent with both management's desire for strong reserves and the credit quality ratings of the loan portfolio. The ratio of net charge-offs during the year to average loans outstanding during the period were 0.22%, 0.21% and 0.16% at December 31, 1997, 1996 and 1995,
respectively. These ratios reflect management's conservative lending, and effective efforts to recover credit losses.

The following table presents the allocation of the allowance for loan losses by category, and an analysis of the allowance for loan losses.

                    CHANGES IN THE ALLOWANCE FOR LOAN LOSSES
                        for the years ended December 31,

dollars in thousands                              1997       1996       1995       1994       1993
                                                 ------     ------     ------     ------     ------
Balance at beginning of year                     $4,794     $4,645     $3,996     $3,603     $3,391
Loans charged off:
    Real estate                                      70         --         --         --         --
    Commercial, financial and agricultural          452        533        297        136        331
    Credit cards and related plans                   19         17          8         10          3
    Installment loans to individuals                308        192        288        246         63
                                                 ------     ------     ------     ------     ------
Total charge-offs                                   849        742        593        392        397
                                                 ------     ------     ------     ------     ------
Recoveries of loans previously charged off:
    Real estate                                       4         --         --         --         --
    Commercial, financial and agricultural            3         27         40         57          5
    Credit cards and related plans                    3          5          5          1          3
    Installment loans to individuals                 73         39         80         23         26
                                                 ------     ------     ------     ------     ------
Total recoveries                                     83         71        125         81         34
                                                 ------     ------     ------     ------     ------
Net charge-offs                                     766        671        468        311        363
                                                 ------     ------     ------     ------     ------
Additions charged to operations                   1,175        820      1,117        704        575
                                                 ------     ------     ------     ------     ------
Balance at end of year                           $5,203     $4,794     $4,645     $3,996     $3,603
                                                 ======     ======     ======     ======     ======
Ratio of net charge-offs during the year to
    average loans outstanding during the year      0.22%      0.21%      0.16%      0.12%      0.14%

                   ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                             As of December 31, 1997

                           1997                1996                1995                1994                1993
                     ----------------    ----------------    ----------------    ----------------    ----------------
                                % OF                % of                % of                % of                % of
                               TOTAL               Total               Total               Total               Total
dollars in thousands AMOUNT    LOANS     Amount    Loans     Amount    Loans     Amount    Loans     Amount    Loans
                     ------    -----     ------    -----     ------    -----     ------    -----     ------    -----
Real estate          $1,115     53.9%    $1,378     53.1%    $1,259     50.0%    $1,106     46.3%    $1,138     47.2%
Commercial,
    financial and
    agricultural      3,241     35.3%     2,718     35.2%     2,717     38.5%     2,398     41.8%     1,667     41.7%
Consumer                615     10.7%       518     11.6%       498     11.4%       400     11.8%       617     11.0%
All other                --      0.1%        --      0.1%        --      0.1%        --      0.1%         1      0.1%
Unallocated             232      N/A        180      n/a        171      n/a         92      n/a        180      n/a
                     ------              ------              ------              ------              ------
Total loans          $5,203    100.0%    $4,794    100.0%    $4,645    100.0%    $3,996    100.0%    $3,603    100.0%
                     ======              ======              ======              ======              ======

                              INVESTMENT SECURITIES

At December 31, 1997, the securities classified as available for sale, carried at market value, totaled $52,072,834 with an amortized cost of $51,285,077. Securities available for sale are securities which will be held for an indefinite period of time, including securities that management intends to use as a part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk or the need to increase regulatory capital or other similar factors. Securities available for sale consist of U.S. Treasury Notes with an average life of 2.17 years, U.S. Government Agencies with an average life of 2.92 years, and other bonds, notes and debentures with an average life in excess of 5 years. In December of 1995, the Financial Accounting Standards Board allowed for a one time movement of investments between held available for sale and held to maturity without the ramifications of tainting the portfolios. During that window of opportunity, the Bank moved $8,482,462 from held to maturity to held available for sale. There were no other transfers or sales of securities classified as held to maturity. Securities classified as held to maturity totaled $79,036,384 with a market value of $80,733,959 at December 31, 1997. Management determined that it has both the ability and intent to hold those securities classified as investment securities until maturity. Securities held to maturity consist of U.S. Treasury Notes with an average life of 1.42 years, U.S. Government Agencies with an average life of 3.5 years, and municipal bonds with an average life of 4.5 years. During 1997, $30,401,261 in securities matured and $275,000 in proceeds were collected from securities sold. The proceeds from maturities were reinvested along with funds in excess of loan demand.

                    MATURITIES AND YIELDS OF DEBT SECURITIES
                             As of December 31, 1997

                                                               After One Year but  After Five Years but
                                            Within One Year     Within Five Years    Within Ten Years     After Ten Years
                                            ----------------    -----------------  --------------------   ---------------
dollars in thousands                        Amount     Yield    Amount     Yield    Amount     Yield      Amount    Yield
                                            -------    -----    -------    -----    -------    -----      ------    -----
Available for sale: (1)
    U.S. Treasury                           $ 4,497    5.89%    $10,521    6.28%
    U.S. government agency                    6,000    6.02%     15,496    6.18%    $ 3,111    6.26%
    Other                                       585    8.42%      7,820    6.81%        768    7.58%      $  749    7.47%
                                            -------             -------             -------               ------
    Total                                   $11,082    6.09%    $33,837    6.36%    $ 3,879    6.52%      $  749    7.47%
                                            =======             =======             =======               ======

Held to maturity:
    U.S. Treasury                           $ 3,500    5.89%    $ 2,513    5.73%
    U.S. government agency                                        5,918    6.19%    $ 2,562    6.36%
    State and political subdivisions (2)      5,860    9.73%     29,505    8.86%     25,654    8.32%      $3,524    8.50%
                                            -------             -------             -------               ------
    Total                                   $ 9,360    8.29%    $37,936    8.24%    $28,216    8.14%      $3,524    8.50%
                                            =======             =======             =======               ======

--------------------------------------------

(1)      Securities available for sale are stated at amortized cost.

(2) Yields on tax-exempt investments have been adjusted to tax equivalent basis using 35% for 1997.

                                    INFLATION

Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

While the effect of inflation is normally not as significant as is the influence on those businesses which have large investments in plant and inventories, it does have an effect. There are normally corresponding increases in the money supply, and banks will normally experience above average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

                           YEAR 2000 COMPLIANCE ISSUES

All levels of the Company's management and its Board of Directors are aware of the seriousness of the Year 2000 century change and the effects it may have on the Company and its customers. The Company has a project team under the leadership of an independent consultant to guide it through its action plan to ensure compliance by the Company and its customers. Although the Company relies entirely upon outside vendors for its computer software and hardware, all systems must be thoroughly evaluated for Year 2000 compliance. In addition, the Company's business customers must be certain their systems are in compliance. Regarding the Company's systems, it is the stated goal of the Year 2000 action plan to have all affected areas in compliance by the end of 1998. This will allow all of 1999 to be devoted to testing and validation. Regarding the Company's business customers, the Company is planning seminars in 1998 to educate customers concerning Year 2000 compliance issues. In addition, the Company is revising all loan underwriting standards to include requirements for Year 2000 compliance. The Company cannot yet determine its costs of Year 2000 compliance, but will disclose such amounts in future communications with shareholders when such amounts can be reasonably estimated.

                           FORWARD LOOKING STATEMENTS

The foregoing discussion may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing strategies of the Company's customers, actions of government regulators, or general economic conditions.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders of Bank of Granite Corporation:

We have audited the accompanying consolidated balance sheets of Bank of Granite Corporation and its subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP
Hickory, North Carolina
January 23, 1998

--------------------------------------------------------------------------------

STATEMENT OF MANAGEMENT RESPONSIBILITY

Management of Bank of Granite Corporation and its subsidiaries has prepared the consolidated financial statements and other information contained herein in accordance with generally accepted accounting principles and is responsible for its accuracy.

In meeting its responsibility, management relies on internal accounting and related control systems, which include selection and training of qualified personnel, establishment and communication of accounting and administrative policies and procedures, appropriate segregation of responsibilities and programs of internal audits. These systems are designed to provide reasonable assurance that financial records are reliable for preparing financial statements and maintaining accountability for assets, and that assets are safeguarded against unauthorized use or disposition. Such assurance cannot be absolute because of inherent limitations in any internal control system.

Management also recognizes its responsibility to foster a climate in which corporate affairs are conducted with the highest ethical standards. Bank of Granite Corporation's policies, furnished to each employee and director, addresses the importance of open internal communications, potential conflicts of interest, compliance with applicable laws, including those related to financial disclosure, the confidentiality of proprietary information and other items. There is an ongoing program to assess compliance with these policies.

The Audit Committee of Bank of Granite Corporation's Board of Directors consists solely of outside directors. The Audit Committee meets periodically with management and the independent auditors to discuss audit, financial reporting and related matters. Deloitte & Touche LLP and Bank of Granite Corporation's internal auditors have direct access to the Audit Committee.


JOHN A. FORLINES, JR.                                 KIRBY A. TYNDALL
Chairman and Chief Executive Officer                  Chief Financial Officer
January 23, 1998                                      January 23, 1998

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                                 1997             1996
ASSETS:
Cash and cash equivalents (Note 1):
    Cash and due from banks                                                 $  27,707,850     $  24,870,352
    Interest-bearing deposits                                                     157,507           274,825
    Federal funds sold                                                                 --         4,500,000
                                                                            -------------     -------------
    Total cash and cash equivalents                                            27,865,357        29,645,177
                                                                            -------------     -------------
Investment Securities (Notes 1 and 3):
    Available for sale, at fair value (amortized cost of $51,285,077 and
        $50,906,209 at December 31, 1997 and 1996, respectively)               52,072,834        51,211,956
                                                                            -------------     -------------
    Held to maturity, at amortized cost (fair value of $80,733,959 and
        $78,728,117 at December 31, 1997 and 1996, respectively)               79,036,384        77,449,108
                                                                            -------------     -------------
Loans (Note 4)                                                                357,845,513       329,744,072
Allowance for loan losses (Notes 1 and 5)                                      (5,202,578)       (4,793,889)
                                                                            -------------     -------------
Net loans                                                                     352,642,935       324,950,183
                                                                            -------------     -------------
Premises and equipment, net (Notes 1, 6 and 10)                                 9,583,429         8,254,712
Accrued interest receivable                                                     4,972,654         4,290,350
Other assets                                                                    2,806,140         2,390,893
                                                                            -------------     -------------
Total assets                                                                $ 528,979,733     $ 498,192,379
                                                                            =============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
    Demand                                                                  $  80,637,746     $  78,010,962
    NOW accounts                                                               62,792,730        60,575,240
    Money market accounts                                                      25,697,397        27,290,026
    Savings                                                                    23,848,043        22,271,033
    Time deposits of $100,000 or more                                          92,588,469        88,267,044
    Other time deposits                                                       129,011,799       121,283,686
                                                                            -------------     -------------
    Total deposits                                                            414,576,184       397,697,991
                                                                            -------------     -------------
Federal funds sold and securities sold
    under agreements to repurchase (Note 11)                                    8,882,016         2,955,234
Other borrowings (Note 12)                                                      6,287,700         9,636,259
Accrued interest payable                                                        2,138,430         1,978,712
Other liabilities                                                               1,878,680         1,905,614
                                                                            -------------     -------------
Total liabilities                                                             433,763,010       414,173,810
                                                                            -------------     -------------

COMMITMENTS AND CONTINGENCIES (Notes 10 and 16)

SHAREHOLDERS' EQUITY (Notes 1, 7, 8 and 14):
Common stock, $1.00 par value, authorized - 15,000,000 shares
    Issued and outstanding - 9,146,272 shares and 9,116,552 shares
    at December 31, 1997 and 1996, respectively                                 9,146,272         9,116,552
Capital surplus                                                                22,234,753        21,913,629
Retained earnings                                                              63,362,060        52,800,932
Net unrealized gain on securities available
    for sale, net of deferred income taxes of
    $314,119 and $118,293 at December 31,
    1997 and 1996, respectively                                                   473,638           187,456
                                                                            -------------     -------------
Total shareholders' equity                                                     95,216,723        84,018,569
                                                                            -------------     -------------
Total liabilities and shareholders' equity                                  $ 528,979,733     $ 498,192,379
                                                                            =============     =============

See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                       1997           1996            1995
INTEREST INCOME:
Interest and fees on loans                         $36,246,226    $33,006,697    $ 31,538,067
Federal funds sold                                     197,939        312,516         251,047
Interest-bearing deposits                               10,766          6,732           6,945
Investments:
    U.S. Treasury                                    1,208,692      1,144,098         961,701
    U.S. Government agencies                         2,200,475      2,442,745       2,033,620
    States and political subdivisions                3,253,315      3,022,204       2,845,134
    Other                                              910,441        729,071         627,990
                                                   -----------    -----------    ------------
    Total interest income                           44,027,854     40,664,063      38,264,504
                                                   -----------    -----------    ------------

INTEREST EXPENSE:
Time deposits of $100,000 or more                    5,132,118      4,973,875       4,748,413
Other time and savings deposits                      9,465,803      9,192,464       8,276,096
Federal funds purchased and securities
    sold under agreements to repurchase                217,916        188,176         175,549
Other borrowed funds                                   643,711        778,994         798,478
                                                   -----------    -----------    ------------
Total interest expense                              15,459,548     15,133,509      13,998,536
                                                   -----------    -----------    ------------

NET INTEREST INCOME                                 28,568,306     25,530,554      24,265,968
PROVISION FOR LOAN LOSSES (Notes 1 and 5)            1,175,000        820,000       1,117,000
                                                   -----------    -----------    ------------
NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                       27,393,306     24,710,554      23,148,968
                                                   -----------    -----------    ------------

OTHER INCOME:
Service charges on deposit accounts                  3,273,187      3,107,378       2,843,085
Other service charges, fees and commissions          3,690,047      3,296,063       3,001,198
Securities gains (losses)                                3,695        174,086         (40,952)
Other                                                1,143,255        662,143         341,781
                                                   -----------    -----------    ------------
Total other income                                   8,110,184      7,239,670       6,145,112
                                                   -----------    -----------    ------------

OTHER EXPENSES:
Salaries and wages                                   6,916,428      6,231,710       5,565,407
Employee benefits (Note 9)                           1,344,946      1,273,246       1,074,896
Occupancy expense, net                                 603,298        610,683         607,987
Equipment rentals, depreciation and maintenance      1,187,293      1,050,971       1,000,887
Other                                                4,067,085      3,197,385       3,401,399
                                                   -----------    -----------    ------------
Total other expenses                                14,119,050     12,363,995      11,650,576
                                                   -----------    -----------    ------------

INCOME BEFORE INCOME TAXES                          21,384,440     19,586,229      17,643,504
INCOME TAXES (Note 1 and 7)                          6,953,253      6,220,357       5,598,532
                                                   -----------    -----------    ------------
NET INCOME                                         $14,431,187    $13,365,872    $ 12,044,972
                                                   ===========    ===========    ============

PER SHARE AMOUNTS (Notes 1 and 13):
Net income - Basic                                 $      1.58    $      1.47    $       1.33
           - Diluted                                      1.57           1.46            1.32
Cash dividends                                            0.37           0.35            0.29
Book value                                               10.41           9.22            8.19


See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                       1997             1996             1995

COMMON STOCK, $1.00 par value
At beginning of year                              $  9,116,552     $  6,092,586     $  6,066,191
Shares issued under stock option plan                   29,720           23,139           26,395
Stock split shares issued                                   --        3,000,827               --
                                                  ------------     ------------     ------------
At end of year                                       9,146,272        9,116,552        6,092,586
                                                  ------------     ------------     ------------

CAPITAL SURPLUS
At beginning of year                                21,913,629       21,602,301       21,240,558
Shares issued under stock option plan                  321,124          311,328          361,743
                                                  ------------     ------------     ------------
At end of year                                      22,234,753       21,913,629       21,602,301
                                                  ------------     ------------     ------------

RETAINED EARNINGS
At beginning of year                                52,800,932       46,220,157       37,203,573
Net income                                          14,431,187       13,365,872       12,044,972
Cash dividends                                      (3,340,932)      (3,058,856)      (2,628,388)
Subsidiary's premerger distributions of income
    as a Subchapter S corporation                     (529,127)        (708,000)        (400,000)
Stock split shares issued                                   --       (3,000,827)              --
Cash paid for fractional shares                             --          (17,414)              --
                                                  ------------     ------------     ------------
At end of year                                      63,362,060       52,800,932       46,220,157
                                                  ------------     ------------     ------------

NET UNREALIZED GAIN (LOSS) ON
    SECURITIES AVAILABLE FOR SALE
At beginning of year                                   187,456          456,286         (725,372)
Net change in unrealized gains or losses
    on securities available for sale,
    net of deferred income taxes                       286,182         (268,830)       1,181,658
                                                  ------------     ------------     ------------
At end of year                                         473,638          187,456          456,286
                                                  ------------     ------------     ------------

Total shareholders' equity (Notes 1, 7 and 14)    $ 95,216,723     $ 84,018,569     $ 74,371,330
                                                  ============     ============     ============


See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                           1997             1996             1995
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:
Cash flows from operating activities:
    Interest received                                 $ 43,502,445     $ 40,767,433     $ 37,810,397
    Fees and commissions received                        7,726,266        6,706,543        6,221,225
    Interest paid                                      (15,299,830)     (15,027,561)     (13,368,525)
    Cash paid to suppliers and employees               (13,484,841)     (10,959,232)     (11,037,327)
    Income taxes paid                                   (6,886,932)      (6,241,649)      (5,744,696)
                                                      ------------     ------------     ------------
    Net cash provided by operating activities           15,557,108       15,245,534       13,881,074
                                                      ------------     ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from maturities and/or calls of
        securities available for sale                   20,952,023       19,300,000       14,586,063
    Proceeds from maturities and/or calls of
        securities held to maturity                      9,449,238       14,877,779        9,405,000
    Proceeds from sales of securities
        available for sale                                 275,000          311,205          894,378
    Purchase of securities available for sale          (21,613,206)     (20,975,780)     (12,693,750)
    Purchase of securities held to maturity            (11,182,401)     (18,320,710)     (21,764,932)
    Net increase in loans                              (28,867,752)     (17,635,246)     (33,786,372)
    Capital expenditures                                (2,307,031)        (889,605)        (659,236)
    Proceeds from sale of fixed assets                      20,000          154,840            6,045
    Proceeds from sale of other real estate                     --               --          429,665
                                                      ------------     ------------     ------------
    Net cash used by investing activities              (33,274,129)     (23,177,517)     (43,583,139)
                                                      ------------     ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase in demand deposits, NOW
        accounts and savings accounts                    4,828,655       10,717,233        4,238,209
    Net increase in certificates of deposit             12,049,538        9,937,614       29,474,887
    Net increase (decrease) in federal
        funds purchased and securities sold
        under agreements to repurchase                   5,926,782          (27,636)        (297,985)
    Net decrease (increase) in other borrowings         (3,348,559)        (845,920)         407,796
    Net proceeds from issuance of common stock             350,844          334,467          388,138
    Cash paid for fractional shares                             --          (17,414)              --
    Dividend paid                                       (3,340,932)      (3,058,856)      (2,628,388)
    Subsidiary's premerger distributions of income
        as a Subchapter S corporation                     (529,127)        (708,000)        (400,000)
                                                      ------------     ------------     ------------
    Net cash provided by financing activities           15,937,201       16,331,488       31,182,657
                                                      ------------     ------------     ------------
NET INCREASE (DECREASE) IN
    CASH EQUIVALENTS                                    (1,779,820)       8,399,505        1,480,592

CASH AND CASH EQUIVALENTS
    AT BEGINNING OF YEAR                                29,645,177       21,245,672       19,765,080
                                                      ------------     ------------     ------------
CASH AND CASH EQUIVALENTS
    AT END OF YEAR                                    $ 27,865,357     $ 29,645,177     $ 21,245,672
                                                      ============     ============     ============


See notes to consolidated financial statements.         (continued on next page)

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS             (concluded from previous page)
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                         1997             1996             1995
RECONCILIATION OF NET INCOME TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES:
    Net Income                                      $ 14,431,187     $ 13,365,872     $ 12,044,972
                                                    ------------     ------------     ------------

    Adjustments to reconcile net income
    to net cash provided by operating
    activities:
        Depreciation                                     958,413          841,464          776,213
        Provision for loan loss                        1,175,000          820,000        1,117,000
        Premium amortization, net                        156,895          162,133          123,142
        Deferred income taxes                           (230,850)         (18,722)        (364,386)
        Losses (gains) on sales or calls of
            securities available for sale                 (2,933)        (159,049)          40,952
        Gains on calls of securities
            held to maturity                                (762)         (15,039)              --
        Loss (gain) on disposal or sale
            of equipment                                     (99)          (3,597)           2,528
        Loss on sale of other real estate                     --               --           50,816
        Increase (decrease) in taxes payable              66,321          (21,292)        (146,164)
        Increase in interest receivable                 (682,304)         (58,761)        (577,249)
        Increase in interest payable                     159,718          105,948          630,011
        Decrease (increase) in other assets             (380,223)        (313,241)          35,161
        Increase (decrease) in other liabilities         (93,255)         539,818          148,078
                                                    ------------     ------------     ------------
        Net adjustments to reconcile net
            income to net cash provided by
            operating activities                       1,125,921        1,879,662        1,836,102
                                                    ------------     ------------     ------------
    Net cash provided by
        operating activities                        $ 15,557,108     $ 15,245,534     $ 13,881,074
                                                    ============     ============     ============

SUPPLEMENTAL DISCLOSURE OF
    NONCASH TRANSACTIONS:
    Increase (decrease) in unrealized
        gains or losses on securities
        available for sale                          $    482,008     $    450,520     $ (1,930,259)
    Increase (decrease) in deferred income
        taxes on unrealized gains or losses
        on securities available for sale                 195,826         (173,014)         760,551
    Transfer from retained earnings to
        common stock for stock split                          --        3,000,827               --
    Transfer from loans to other real
        estate owned                                      79,063               --          480,481
    Transfer of investments from held to
        maturity to available for sale                        --               --        8,482,462


See notes to consolidated financial statements.

BANK OF GRANITE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - Bank of Granite Corporation (the "Company") is a bank holding company with two subsidiaries, Bank of Granite (the "Bank"), a state chartered commercial bank incorporated in North Carolina on August 2, 1906 and GLL & Associates, Inc. ("GLL"), a mortgage banking company incorporated in North Carolina on June 24, 1985. The Bank is headquartered in Granite Falls, North Carolina and provides consumer and commercial banking services in the Blue Ridge foothills and Catawba River Valley areas of North Carolina through twelve banking offices. GLL is headquartered in Winston-Salem, North Carolina and provides mortgage origination services in the Central and Southern Piedmont areas of North Carolina. GLL merged with the Company on November 5, 1997.

BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Bank of Granite Corporation and its wholly owned subsidiaries, Bank of Granite and GLL & Associates, Inc. (referred to herein collectively as the "Company"). All significant intercompany accounts and transactions have been eliminated. All amounts for prior periods have been restated to include the November 5, 1997 merger of GLL, which was accounted for as a pooling of interests and is discussed in Note 2 below.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand, amounts due from banks, short-term interest bearing deposits, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

INVESTMENT SECURITIES - Debt securities that the Company has the positive intent and ability to hold to maturity are classified as "held to maturity securities" and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading securities" and reported at fair value, with unrealized gains and losses included in consolidated earnings. Debt securities not classified as either held to maturity securities or trading securities, and equity securities not classified as trading securities, are to be classified as "available for sale securities" and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of consolidated shareholders' equity. Gains and losses on held for investment securities are recognized at the time of sale based upon the specific identification method. Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in consolidated earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity. Transfers of securities between classifications are accounted for at fair value. No securities have been classified as trading securities.

In December 1995, the Company adopted the Financial Accounting Standards Board ("FASB") "Special Report: A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" (the "Guide"). With the adoption of the Guide, management elected to transfer certain securities classified as "held to maturity" into the "available for sale" category as permitted by the Guide. There have been no other transfers or sales of securities classified as held to maturity. The total amount of securities transferred is disclosed as a non-cash transaction in the consolidated statements of cash flows.

PREMISES AND EQUIPMENT AND OTHER LONG-LIVED ASSETS - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization, computed by the straight-line method, are charged to operations over the properties' estimated useful lives, which range from 25 to 50 years for buildings and 5 to 15 years for furniture and equipment or, in the case of leasehold improvements, the term of the lease if shorter. Maintenance and repairs are charged to operations in the year incurred. Gains and losses on dispositions are included in current operations.

On January 1, 1996, the Company adopted Financial Accounting Standard ("FAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires that long-lived assets and certain identifiable intangibles to be held and used, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows is less than the stated amount of the asset, an impairment loss is recognized. The adoption of FAS No. 121 had no material effect on the Company's financial statements.

ALLOWANCE FOR LOAN LOSSES - The provision for loan losses charged to operations is an amount sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb potential losses in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, current economic conditions, historical loan loss experience and other risk factors. Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the Company's control. Unanticipated future adverse changes in such conditions could result in material adjustments to the allowance for loan losses.

The Company adopted FAS No. 114, "Accounting by Creditors for Impairment of a Loan" (subsequently amended by FAS No. 118), on January 1, 1995. Loans that are deemed to be impaired (i.e., probable that the Company will be unable to collect all amounts due according to the terms of the loan agreement) are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market value or fair value of the collateral if the loan is collateral dependent. A valuation reserve is established to record the difference between the stated loan amount and the present value or market value of the impaired loan. Impaired loans may be valued on a loan-by-loan basis (e.g., loans with risk characteristics unique to an individual borrower) or on an aggregate basis (e.g., loans with similar risk characteristics). The Company's policy for recognition of interest income on impaired loans is the same as its interest income recognition policy for non-impaired loans. The total of impaired loans, impaired loans on a nonaccrual basis, the related allowance for loan losses and interest income recognized on impaired loans is disclosed in Note 4.

REAL ESTATE ACQUIRED BY FORECLOSURE - Real estate acquired by foreclosure is stated at the lower of cost or fair value. Any initial losses at the time of foreclosure are charged against the allowance for loan losses with any subsequent losses or write-downs included in the consolidated statements of income as a component of other expenses.

INCOME TAXES - Provisions for income taxes are based on amounts reported in the consolidated statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include changes in deferred income taxes. Deferred taxes are computed using the asset and liability approach. The tax effects of differences between the tax and financial accounting basis of assets and liabilities are reflected in the balance sheets at the tax rates expected to be in effect when the differences reverse.

PER SHARE AMOUNTS - Per share amounts have been computed using both the weighted average number of shares outstanding of common stock for the purposes of computing basic earnings per share and the weighted average number of shares outstanding of common stock plus dilutive common stock equivalents for the purposes of computing diluted earnings per share. See Note 13 for further information regarding the computation of earnings per share. Dividends per share represent amounts declared by the Board of Directors.

In December 1997, the Company adopted FAS No. 128, "Earnings Per Share." FAS 128 is effective for financial statements for both interim and annual periods ending after December 15, 1997.

INCOME AND EXPENSES - The Company uses the accrual method of accounting, except for immaterial amounts of loan income and other fees which are recorded as income when collected. Substantially all loans earn interest on the level yield method based on the daily outstanding balance. The accrual of interest is discontinued when, in management's judgment, the interest may not be collected.

The Bank defers the immediate recognition of certain loan origination fees and certain loan origination costs when new loans are originated and amortizes these deferred amounts over the life of each related loan.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION - The Company measures compensation costs related to employee stock options using the intrinsic value of the equity instrument granted (i.e., the excess of the market price of the stock to be issued over the exercise price of the equity instrument) in accordance with Accounting Principles Board Opinion No. 25 rather than the fair value of the equity instrument granted in accordance with FAS No. 123. See Note 8 for further information regarding FAS 123 disclosures.

NEW ACCOUNTING STANDARDS - In June 1997, the Financial Accounting Standards Board has issued FAS No. 130, "Reporting Comprehensive Income," was issued. FAS No. 130 will require disclosure of comprehensive income (which is defined as "the change in equity during a period excluding changes resulting from investments by shareholders and distributions to shareholders") and its components. FAS No. 130 is effective for fiscal years beginning after December 15, 1997, with reclassification of comparative years. The Company will adopt FAS No. 130 in the year ending December 31, 1998. Had the new standard been applied in 1997, there would be no material difference between comprehensive and reported income.

FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" also was issued in June 1997. FAS No. 131 is effective for the Company in the fiscal year ending December 31, 1998. FAS No. 131 redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. Management does not believe that the adoption of FAS No. 131 will have a material impact on the Company's financial statements.

2. COMPLETED ACQUISITION

On November 5, 1997, the Company acquired all of the common stock of GLL & Associated, Inc. in a merger accounted for as a pooling of interests. As a result, all amounts for prior periods have been restated to include amounts for GLL as if GLL had been a part of the Company for such periods. Prior to the merger, GLL had elected to be taxed as a Subchapter S corporation for income tax purposes. Therefore, no income taxes were provided on premerger taxable income that was taxable to the former owners. Income taxes have been provided on income earned after the date of merger. In the fourth quarter of 1997, the Company and GLL incurred nonrecurring merger related expenses of $405,678, before tax, which were included in other expenses in the 1997 income statement. In December 1997, GLL sold mortgage servicing rights resulting in a nonrecurring gain of $601,135, before tax. On an after-tax basis, the aggregate net effect of both nonrecurring transactions was $102,519.

3. INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses and fair values of investment securities at December 31, 1997 and 1996 are as follows (dollars in thousands):

                                                          Gross Unrealized
                                           Amortized     ------------------       Fair
Type and Maturity Group                       Cost        Gains      Losses       Value
AVAILABLE FOR SALE
AT DECEMBER 31, 1997:

U. S. TREASURY DUE:
    WITHIN 1 YEAR                           $ 4,497                              $ 4,504
    AFTER 1 YEAR BUT WITHIN 5 YEARS          10,521                               10,663
                                            -------                              -------
TOTAL U.S. TREASURY                          15,018      $  149      $   --       15,167
                                            -------      ------      ------      -------

U. S. GOVERNMENT AGENCIES DUE:
    WITHIN 1 YEAR                             6,000                                5,996
    AFTER 1 YEAR BUT WITHIN 5 YEARS          15,496                               15,560
    AFTER 5 YEARS BUT WITHIN 10 YEARS         3,111                                3,158
                                            -------                              -------
TOTAL U.S. GOVERNMENT AGENCIES               24,607         133          26       24,714
                                            -------      ------      ------      -------

OTHERS DUE:
    WITHIN 1 YEAR                               585                                  594
    AFTER 1 YEAR BUT WITHIN 5 YEARS           7,820                                8,069
    AFTER 5 YEARS BUT WITHIN 10 YEARS           768                                  804
    AFTER 10 YEARS                              749                                  760
    EQUITY SECURITIES                         1,738                                1,965
                                            -------                              -------
TOTAL OTHERS                                 11,660         621          89       12,192
                                            -------      ------      ------      -------

TOTAL AVAILABLE FOR SALE                    $51,285      $  903      $  115      $52,073
                                            =======      ======      ======      =======

HELD TO MATURITY
AT DECEMBER 31, 1997:

U. S. TREASURY DUE:
    WITHIN 1 YEAR                           $ 3,500                              $ 3,502
    AFTER 1 YEAR BUT WITHIN 5 YEARS           2,513                                2,523
                                            -------                              -------
TOTAL U.S. TREASURY                           6,013      $   17      $    5        6,025
                                            -------      ------      ------      -------

U. S. GOVERNMENT AGENCIES DUE:
    AFTER 1 YEAR BUT WITHIN 5 YEARS           5,918                                5,925
    AFTER 5 YEARS BUT WITHIN 10 YEARS         2,562                                2,613
                                            -------                              -------
TOTAL U.S. GOVERNMENT AGENCIES                8,480          71          13        8,538
                                            -------      ------      ------      -------

STATE AND POLITICAL SUBDIVISIONS DUE:
    WITHIN 1 YEAR                             5,860                                5,904
    AFTER 1 YEAR BUT WITHIN 5 YEARS          29,505                               30,054
    AFTER 5 YEARS BUT WITHIN 10 YEARS        25,654                               26,560
    AFTER 10 YEARS                            3,524                                3,653
                                            -------                              -------
TOTAL STATE AND POLITICAL SUBDIVISIONS       64,543       1,675          47       66,171
                                            -------      ------      ------      -------

TOTAL HELD TO MATURITY                      $79,036      $1,763      $   65      $80,734
                                            =======      ======      ======      =======

Sales of securities available for sale for the year ended December 31, 1997 resulted in realized gross gains of $2,933. Calls of securities held to maturity resulted in gross gains of $3,012 and gross losses of $2,250. Cost of securities sold were determined on the specific identification method.

                                                            Gross Unrealized
                                             Amortized     ------------------       Fair
Type and Maturity Group                         Cost        Gains      Losses       Value

AVAILABLE FOR SALE
At December 31, 1996:

U. S. Treasury due:
    Within 1 year                             $ 7,004                              $ 7,031
    After 1 year but within 5 years             6,489                                6,483
                                              -------                              -------
Total U.S. Treasury                            13,493      $   65      $   44       13,514
                                              -------      ------      ------      -------

U. S. Government agencies due:
    Within 1 year                               3,497                                3,501
    After 1 year but within 5 years            21,991                               21,940
    After 5 years but within 10 years           1,000                                  989
                                              -------                              -------
Total U.S. Government agencies                 26,488          74         132       26,430
                                              -------      ------      ------      -------

Others due:
    Within 1 year                               1,453                                1,482
    After 1 year but within 5 years             6,635                                6,885
    After 5 years but within 10 years           2,199                                2,150
    After 10 years and equity securities          638                                  751
                                              -------                              -------
Total others                                   10,925         462         119       11,268
                                              -------      ------      ------      -------

Total available for sale                      $50,906      $  601      $  295      $51,212
                                              =======      ======      ======      =======

HELD TO MATURITY At December 31, 1996:

U. S. Treasury due:
    Within 1 year                             $ 1,501                              $ 1,504
    After 1 year but within 5 years             4,495                                4,486
                                              -------                              -------
Total U.S. Treasury                             5,996      $   12      $   18        5,990
                                              -------      ------      ------      -------

U. S. Government agencies due:
    Within 1 year                               1,498                                1,501
    After 1 year but within 5 years             9,219                                9,199
                                              -------                              -------
Total U.S. Government agencies                 10,717          32          49       10,700
                                              -------      ------      ------      -------

Others due:
    Within 1 year                               3,087                                3,091
    After 1 year but within 5 years            26,442                               26,995
    After 5 years but within 10 years          25,955                               26,596
    After 10 years                              5,252                                5,356
                                              -------                              -------
Total others                                   60,736       1,529         227       62,038
                                              -------      ------      ------      -------

Total held to maturity                        $77,449      $1,573      $  294      $78,728
                                              =======      ======      ======      =======

Sales of securities available for sale for the year ended December 31, 1996 resulted in realized gross gains of $159,790 and calls of a security at a discount resulted in a realized gross loss of $743. Calls of securities held to maturity resulted in gross gains of $15,075 and gross losses of $36. Cost of securities sold were determined on the specific identification method.

Securities with an amortized cost of $34,215,209 and $41,724,705 were pledged as collateral for public deposits and for other purposes as required by law at December 31, 1997 and 1996, respectively.

   4.  LOANS

   Loans at December 31, 1997 and 1996, classified by type, are as follows:

                                                 1997                1996
Real estate:
    Construction                            $  37,227,380       $  32,234,274
    Mortgage                                  155,805,410         143,242,552
Commercial, financial and agricultural        126,524,467         116,468,706
Consumer                                       38,522,537          38,214,193
All other loans                                   458,883             194,228
                                            -------------       -------------
                                              358,538,677         330,353,953
Deferred origination fees, net                   (693,164)           (609,881)
                                            -------------       -------------

Total                                       $ 357,845,513       $ 329,744,072
                                            =============       =============

Nonperforming assets at December 31, 1997 and 1996 are as follows:

                                         1997            1996
Nonaccrual loans                     $  728,308      $  409,305
Loans 90 days or more and still
    accruing interest                 1,898,362         648,480
Foreclosed properties                    79,063              --
                                     ----------      ----------

Total                                $2,705,733      $1,057,785
                                     ==========      ==========

If interest from restructured loans, foreclosed properties and nonaccrual loans had been recognized in accordance with the original terms of the loans, net income for 1997, 1996 and 1995 would not have been materially different from the amounts reported.

Directors and officers of the Company and companies with which they are affiliated are customers of and borrowers from the Bank in the ordinary course of business. At December 31, 1997 and 1996, directors' and principal officers' direct and indirect indebtedness to the Bank aggregated $370,775 and $548,699, respectively. During 1997, additions to such loans were $57,649 and repayments totaled $235,574. In the opinion of management, these loans do not involve more than normal risk of collectibility, nor do they present other unfavorable features.

5. ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the years ended December 31, 1997, 1996 and 1995 are as follows (dollars in thousands):

                                                    1997         1996         1995
Balance at beginning of year                       $4,794       $4,645       $3,996
Loans charged off:
    Real estate                                        70           --           --
    Commercial, financial and agricultural            452          533          297
    Credit cards and related plans                     19           17            8
    Installment loans to individuals                  308          192          288
                                                   ------       ------       ------
Total charge-offs                                     849          742          593
                                                   ------       ------       ------

Recoveries of loans previously charged off:
    Real estate                                         4           --           --
    Commercial, financial and agricultural              3           27           40
    Credit cards and related plans                      3            5            5
    Installment loans to individuals                   73           39           80
                                                   ------       ------       ------
Total recoveries                                       83           71          125
                                                   ------       ------       ------

Net charge-offs                                       766          671          468

Additions charged to operations                     1,175          820        1,117
                                                   ------       ------       ------

Balance at end of year                             $5,203       $4,794       $4,645
                                                   ======       ======       ======

Ratio of net charge-offs during the year to
    average loans outstanding during the year        0.22%        0.21%        0.16%

At December 31, 1997 and 1996, the recorded investment in loans that are considered to be impaired was $866,837 ($728,308 of which is on a nonaccrual basis) and $882,200 ($409,305 of which is on a nonaccrual basis), respectively. The average recorded balance of impaired loans during 1997 and 1996 is not significantly different from the balance at December 31, 1997 and 1996. The related allowance for loan losses determined in accordance with FAS No. 114 for these loans is $560,132 and $383,919 at December 31, 1997 and 1996, respectively. For the years ended December 31, 1997 and 1996, the Bank recognized interest income on those impaired loans of approximately $19,012 and $26,102, respectively.

6. PREMISES AND EQUIPMENT

Summaries of premises and equipment at December 31, 1997 and 1996 follow:

                                                                       Premises and
                                                       Accumulated      Equipment,
                                           Cost        Depreciation         Net
AT DECEMBER 31, 1997:
LAND                                   $ 1,508,662                      $1,508,662
BUILDINGS                                6,764,460      $1,931,969       4,832,491
LEASEHOLD IMPROVEMENTS                      47,348          27,754          19,594
FURNITURE, EQUIPMENT AND VEHICLES        6,898,184       4,287,751       2,610,433
CONSTRUCTION IN PROGRESS                   612,249                         612,249
                                       -----------      ----------      ----------

TOTAL                                  $15,830,903      $6,247,474      $9,583,429
                                       ===========      ==========      ==========

At December 31, 1996:
Land                                   $ 1,528,137                      $1,528,137
Buildings                                6,615,192      $1,733,859       4,881,333
Leasehold improvements                      47,348          25,259          22,089
Furniture, equipment and vehicles        5,686,671       3,881,298       1,805,373
Construction in progress                    17,780                          17,780
                                       -----------      ----------      ----------

Total                                  $13,895,128      $5,640,416      $8,254,712
                                       ===========      ==========      ==========

7. INCOME TAXES

The components of the income tax provision for the years ended December 31, 1997, 1996 and 1995 follow:

                              1997              1996              1995
Income tax provision
    Current               $ 7,184,103       $ 6,239,079       $ 5,962,918
    Deferred                 (230,850)          (18,722)         (364,386)
                          -----------       -----------       -----------

    Total                 $ 6,953,253       $ 6,220,357       $ 5,598,532
                          ===========       ===========       ===========

The change in deferred taxes of $195,826 and $(173,014) related to unrealized gains and losses on securities available for sale were allocated to shareholders' equity in the years ended December 31, 1997 and 1996, respectively.

A reconciliation of reported income tax expense for the years ended December 31, 1997, 1996 and 1995 to the amount of tax expense computed by multiplying income before income taxes by the statutory federal income tax rate.

                                                           1997               1996               1995
Statutory federal income tax rate                               35%                35%                35%
                                                       ===========        ===========        ===========

Tax provision at statutory rate                        $ 7,484,554        $ 6,855,180        $ 6,175,226
Increase (decrease) in income taxes
    resulting from:
    Tax-exempt interest income                          (1,134,464)          (984,222)          (907,226)
    State income taxes net of federal tax benefit          728,035            645,091            592,397
    Subsidiary's pre-merger earnings taxable to
        subsidiary's former owners                        (188,145)          (232,763)          (184,809)
    Other                                                   63,273            (62,929)           (77,056)
                                                       -----------        -----------        -----------

Income tax provision                                   $ 6,953,253        $ 6,220,357        $ 5,598,532
                                                       ===========        ===========        ===========

The tax effect of the cumulative temporary differences and carryforwards that gave rise to the deferred tax assets and liabilities at December 31, 1997 and 1996 are as follows:

                                                              DECEMBER 31, 1997
                                               ------------------------------------------------
                                                  ASSETS         LIABILITIES          TOTAL
EXCESS BOOK OVER TAX BAD DEBT EXPENSE          $ 1,772,614                         $ 1,772,614
EXCESS TAX OVER BOOK DEPRECIATION                                $  (419,729)         (419,729)
UNREALIZED GAINS AND LOSSES ON SECURITIES
    AVAILABLE FOR SALE                                              (314,119)         (314,119)
OTHER, NET                                         321,462          (329,906)           (8,444)
                                               -----------       -----------       -----------

TOTAL                                          $ 2,094,076       $(1,063,754)      $ 1,030,322
                                               ===========       ===========       ===========


                                                           December 31, 1996
                                               --------------------------------------------
                                                 Assets       Liabilities         Total
Excess book over tax bad debt expense          $1,582,594                      $ 1,582,594
Excess tax over book depreciation                              $(398,094)         (398,094)
Unrealized gains and losses on securities
    available for sale                                          (118,293)         (118,293)
Other, net                                        260,969       (331,878)          (70,909)
                                               ----------      ---------       -----------

Total                                          $1,843,563      $(848,265)      $   995,298
                                               ==========      =========       ===========

The net deferred tax asset is included in "other assets" on the balance sheet.

Although realization of the deferred tax assets is not assured, management believes it is more likely than not that all of the deferred tax assets will be realized.

8. STOCK OPTIONS

At December 31, 1997, 1996 and 1995, 113,890, 117,838 and 137,664 shares of common stock were reserved for stock options granted under the Company's stock option plans, respectively, and 74,228, none, and 20,154 shares of common stock were reserved for stock options not granted, respectively. Option prices are established at market value on the dates granted by the Board of Directors. Certain option information for the years ended December 31, 1997, 1996 and 1995 follows:

                                     Shares    Option Price Per Share     Total
Outstanding at December 31:
    1997                            113,890       $15.20 - $28.75       $2,235,495
    1996                            117,838       $10.45 - $20.67       $1,856,730
    1995                            137,664       $ 8.64 - $18.67       $1,907,614

Granted:
    1997                             32,450       $27.00 - $28.75       $  881,275
    1996                             22,779       $20.67 - $20.67       $  470,842
    1995                             28,474       $17.33 - $17.50       $  493,797

Exercised:
    1997                             29,720       $10.45 - $20.67       $  350,844
    1996                             32,106       $ 8.64 - $18.67       $  334,453
    1995                             39,593       $ 7.25 - $15.73       $  388,138

Expired:
    1997                              6,678       $15.73 - $27.00       $  151,666
    1996                             10,499       $15.20 - $20.67       $  187,273
    1995                             14,876       $ 8.64 - $15.73       $  198,248

Options granted become exercisable in accordance with the vesting schedule specified by the Board of Directors in the grant. Options granted prior to January 1, 1997 become exercisable over a five-year period at the rate of 20% per year beginning one-year from the date of grant. Options granted during 1997 become exercisable over a five-year period at the rate of 20% after six-months from the date of grant and 20% per year beginning one-year from the date of grant. No option may be exercisable more than five-years after the date of grant.

The Company accounts for compensation costs related to the Company's employee stock option plan in accordance with Accounting Principles Board Opinion No. 25. Therefore, no compensation cost has been recognized for stock option awards because the options are granted at exercise prices based on the market value of the Company's stock on the date of grant. Had compensation cost for the Company's employee stock option plan been determined consistent with FAS No. 123, the Company's pro forma net income and earnings per share for the years ended December 31, 1997, 1996 and 1995 would have been as follows:

                                         1997            1996             1995
Net income
    As reported                      $14,431,187      $13,365,872      $12,044,972
    Pro forma                        $14,269,300      $13,152,038      $11,942,309

Net income per share
    As reported - Basic              $      1.58      $      1.47      $      1.33
                - Diluted            $      1.57      $      1.46      $      1.32
    Pro forma - Basic                $      1.56      $      1.44      $      1.32
              - Diluted              $      1.55      $      1.44      $      1.31

In estimating the compensation expense associated with FAS No. 123, using The Black Scholes Method, the following assumptions were used:

                                    1997         1996          1995
Option value, aggregate            $10.82       $ 7.43       $ 6.15
Risk-free rate                       5.92%        6.11%        6.11%
Average expected term (years)      5 YEARS      5 years      4.9 years
Expected volatility                 31.29%       33.41%       33.41%
Expected dividend yield              1.30%        1.20%        1.20%

9.  EMPLOYEE BENEFIT PLANS

The Bank has a profit-sharing plan covering substantially all employees. Contributions to the plan are made at the discretion of the Board of Directors but may not exceed the maximum amount allowable for federal income tax purposes. Contributions totaled $608,899, $564,016 and $515,718 for the years ended December 31, 1997, 1996 and 1995, respectively.

In 1994, the Bank adopted a Supplemental Executive Retirement Plan ("SERP"). The SERP allows the Bank to supplement the level of certain executives' retirement income over that which is obtainable through the tax-qualified retirement plan sponsored by the Bank. Contributions totaled $22,025, $17,226 and $13,665 for the years ended December 31, 1997, 1996 and 1995, respectively.

GLL sponsors a retirement plan for its employees under Section 401(k) of the Internal Revenue Code. The plan covers all employees over 21 years of age who have completed 1,000 hours of service. At it discretion, GLL may make matching contributions to the plan. Contributions totaled $14,092, $13,576 and $10,776 for the years ended December 31, 1997, 1996 and 1995, respectively.

10. LEASES

LESSEE - OPERATING - The Company's subsidiaries lease certain premises and equipment under operating lease agreements. As of December 31, 1997, future minimum lease payments under noncancelable operating leases are as follows:

Year                               Payments
1998                               $ 96,057
1999                                 57,449
2000                                 49,046
2001                                 43,337
2002                                 36,000
                                   --------
Total                              $281,889
                                   ========

Rental expense charged to operations under all operating lease agreements was $187,778, $225,320 and $250,392 for the years ended December 31, 1997, 1996 and
1995, respectively.

LESSOR - OPERATING - In 1997 and earlier years, the Company leased certain office space to others under operating lease agreements. Such arrangements ended in 1997. The Company plans to retain the previously leased office space for its own use.

Rental income received under all operating lease agreements was $41,268, $67,252 and $75,652 for the years ended December 31, 1997, 1996 and 1995, respectively.

11. FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Federal funds purchased generally represent overnight borrowings by the Bank for temporary funding requirements. Securities sold under agreements to repurchase represent short-term borrowings by the Bank collateralized by U.S. Treasury and U.S. Government agency securities. Following is a summary of these borrowings:

                                                        1997             1996              1995
Federal funds purchased:
Maximum amount outstanding at any
    month-end during the year                        $5,000,000       $2,000,000       $3,500,000
Average daily balance outstanding
    during the year                                  $  634,426       $  121,813       $  389,372
Average annual interest rate paid
    during the year                                         5.6%             5.8%             5.9%

Securities sold under agreements to repurchase:
Balance at end of year                               $3,882,016       $2,955,234       $2,982,870
Weighted average interest rate at end of year               5.0%             4.7%             4.8%
Maximum amount outstanding at any
    month-end during the year                        $3,982,784       $4,803,891       $3,196,222
Average daily balance outstanding
    during the year                                  $3,712,406       $3,832,580       $2,933,733
Average annual interest rate paid
    during the year                                         4.9%             4.7%             5.2%

12. OTHER BORROWINGS

GLL temporarily funds its mortgages, from the time or origination until the time of sale, through the use of lines of credit from one of the Company's correspondent financial institutions. For the years ended December 31, 1997, 1996 and 1995 such lines of credit totaled $15,000,000, $12,000,000 and
$14,900,000, respectively. Prior to GLL's merger on November 5, 1997, outstanding balances under the lines of credit incurred interest costs at the lender's prime to prime-plus-one percent rate per annum. Subsequent to November 5, 1997, outstanding balances under the lines of credit incurred interest costs at the 30-day LIBOR plus 50 basis points to 30-day LIBOR plus 75 basis points. These lines of credit are secured by the mortgage loans obtained. In addition, the Company serves as guarantor on borrowings under these arrangements occurring after the merger date.

13. RECONCILIATION OF BASIC AND DILUTED EARNINGS PER SHARE

FAS No. 128, "Earnings Per Share," requires the presentation of the basic earnings per share ("EPS") on the face of the income statement with dual presentation of basic and diluted EPS with complex capital structures. Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period. Basic EPS excludes the dilutive effect that could occur if any securities or other contracts to issue common stock were exercised or converted into or resulted in the issuance of common stock. Diluted EPS is computed by dividing net income by the sum of the weighted average number of common shares outstanding for the period plus the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued. Following is the reconciliation of EPS for the years ended December 31, 1997, 1996 and 1995.

                                                                       1997            1996              1995
BASIC EARNINGS PER SHARE
Net income                                                         $14,431,187      $13,365,872      $12,044,972
                                                                   -----------      -----------      -----------

Divide by:         Weighted average
                       shares outstanding                            9,140,088        9,104,832        9,069,217
                                                                   -----------      -----------      -----------

Basic earnings per share                                           $      1.58      $      1.47      $      1.33
                                                                   ===========      ===========      ===========

DILUTED EARNINGS PER SHARE
Net income                                                         $14,431,187      $13,365,872      $12,044,972
                                                                   -----------      -----------      -----------

Divide by:         Weighted average
                       shares outstanding                            9,140,088        9,104,832        9,069,217
                   Potentially dilutive effect of
                       stock options                                    43,752           47,732           33,322
                                                                   -----------      -----------      -----------
                   Weighted average shares outstanding,
                        including potentially dilutive effect
                        of stock options                             9,183,840        9,152,564        9,102,539
                                                                   -----------      -----------      -----------

Diluted earnings per share                                         $      1.57      $      1.46      $      1.32
                                                                   ===========      ===========      ===========

14. REGULATION AND REGULATORY RESTRICTIONS

The holding company is regulated by the Board of Governors of the Federal Reserve System ("FRB") and is subject to securities registration and public reporting regulations of the Securities and Exchange Commission. The Bank is regulated by the Federal Deposit Insurance Corporation ("FDIC"), the North Carolina State Banking Commission and the FRB.

The primary source of funds for the payment of dividends by Bank of Granite Corporation is dividends received from its subsidiary, Bank of Granite. The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes
Section 53-87. As of December 31, 1997, the Bank had undivided profits, as defined, of $79,918,077.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank (set forth in the table below) to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company and the Bank meet all capital adequacy requirements to which it is subject.

As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table (dollars in thousands):

                                                                                                      To Be Well
                                                                                                     Capitalized
                                                                                                     Under Prompt
                                                                              For Capital             Corrective
                                                                               Adequacy                 Action
                                                       Actual                  Purposes               Provisions
                                                -------------------      -------------------      -------------------
                                                 Amount      Ratio        Amount       Ratio      Amount       Ratio
AS OF DECEMBER 31, 1997
    TOTAL CAPITAL TO RISK WEIGHTED ASSETS       $99,611      25.60%      $31,128       8.00%      $38,910      10.00%
    TIER I CAPITAL TO RISK WEIGHTED ASSETS      $94,743      24.35%      $15,564       4.00%      $23,346       6.00%
    TIER I CAPITAL TO AVERAGE ASSETS            $94,743      17.93%      $21,135       4.00%      $26,419       5.00%

As of December 31, 1996
    Total capital to risk weighted assets       $88,315      24.46%      $28,889       8.00%      $36,111      10.00%
    Tier I capital to risk weighted assets      $83,831      23.21%      $14,444       4.00%      $21,666       6.00%
    Tier I capital to average assets            $83,831      16.85%      $19,897       4.00%      $24,871       5.00%

The average reserve balance required to be maintained under the requirements of the Federal Reserve was approximately $9,096,000 for the year ended December 31, 1997. The Bank maintained average reserve balances in excess of the requirements.

15. PARENT COMPANY CONDENSED FINANCIAL INFORMATION

Condensed financial data for Bank of Granite Corporation (parent company only) follows:

                                                                    December 31,
                                                          ------------------------------
CONDENSED BALANCE SHEETS                                      1997              1996
Assets:
    Cash on deposit with bank subsidiary                  $     92,101       $   554,879
    Investment in subsidiary bank at equity                 91,815,602        81,274,287
    Investment in subsidiary mortgage bank at equity           977,161           712,455
    Other investments                                        2,437,108         1,686,437
    Other                                                      (92,428)            2,707
                                                          ------------       -----------
    Total                                                 $ 95,229,544       $84,230,765
                                                          ============       ===========

Liabilities and Shareholders' Equity:
    Other liabilities                                     $     12,821       $   212,196
    Shareholders' equity                                    95,216,723        84,018,569
                                                          ------------       -----------
    Total                                                 $ 95,229,544       $84,230,765
                                                          ============       ===========


                                                                 For the Years Ended December 31,
                                                         -------------------------------------------------
CONDENSED RESULTS OF OPERATIONS                               1997               1996              1995
Equity in earnings of subsidiary bank:
    Dividends                                            $  3,355,797       $  3,073,673       $ 2,672,759
    Undistributed                                          10,373,222          9,572,301         8,766,424
Equity in earnings of subsidiary mortgage bank:
    Premerger earnings distributed to former owners           529,127            708,000           400,000
    Undistributed                                             265,733            (42,962)          128,028
Income (expenses), net                                        (92,692)            54,860            77,761
                                                         ------------       ------------       -----------
Net income                                               $ 14,431,187       $ 13,365,872       $12,044,972
                                                         ============       ============       ===========


                                                            For the Years Ended December 31,
                                                    -----------------------------------------------
CONDENSED CASH FLOW                                     1997              1996              1995
Cash flows from operating activities:
    Interest received                               $   126,757       $   107,219       $    40,107
    Dividends received from subsidiary bank           3,355,797         3,073,673         2,672,759
    Net cash provided (used) by other
        operating activities                           (403,337)           36,677             6,687
                                                    -----------       -----------       -----------
    Net cash provided by operating activities         3,079,217         3,217,569         2,719,553
                                                    -----------       -----------       -----------
Cash flows from investing activities:
    Proceeds from maturities of securities
        available for sale                                   --           200,000            86,063
    Proceeds from sales of securities
        available for sale                              275,000           311,205                --
    Purchases of securities available for sale         (826,907)         (622,449)         (841,656)
                                                    -----------       -----------       -----------
    Net cash used by investing activities              (551,907)         (111,244)         (755,593)
                                                    -----------       -----------       -----------
Cash flows from financing activities:
    Net proceeds from issuance of common stock          350,844           334,467           388,138
    Net dividends paid                               (3,340,932)       (3,058,856)       (2,628,388)
    Cash paid for fractional shares                          --           (17,414)               --
                                                    -----------       -----------       -----------
    Net cash used by financing activities            (2,990,088)       (2,741,803)       (2,240,250)
                                                    -----------       -----------       -----------
Net increase (decrease) in cash                        (462,778)          364,522          (276,290)
Cash at beginning of year                               554,879           190,357           466,647
                                                    ===========       ===========       ===========
Cash at end of year                                 $    92,101       $   554,879       $   190,357
                                                    ===========       ===========       ===========

                                                  (concluded from previous page)

                                                                        For the Years Ended December 31,
                                                              --------------------------------------------------
CONDENSED CASH FLOW                                                1997               1996               1995
Reconciliation of net income to net cash
    provided by operating activities:
    Net income                                                $ 14,431,187       $ 13,365,872       $ 12,044,972
                                                              ------------       ------------       ------------

    Adjustments to reconcile net income to net
    cash provided by operating activities:
        Equity in undistributed earnings of subsidiaries       (10,638,955)        (9,529,339)        (8,894,452)
        Premerger earnings distributed to former owners           (529,127)          (708,000)          (400,000)
        Premium amortization and discount
            accretion, net                                           1,154               (722)              (711)
        Gains on sales or calls of
            securities available for sale                               --           (159,047)           (15,238)
        Decrease (increase) in interest receivable                 (13,754)             4,169            (17,118)
        Decrease in other assets                                    28,087             44,442                900
        Increase (decrease) in other liabilities                  (199,375)           200,194              1,200
                                                              ------------       ------------       ------------
    Total adjustments                                          (11,351,970)       (10,148,303)        (9,325,419)
                                                              ------------       ------------       ------------
    Net cash provided by operating activities                 $  3,079,217       $  3,217,569       $  2,719,553
                                                              ============       ============       ============

Supplemental disclosure of non-cash transactions:
    Transfer from retained earnings to common stock           $         --       $  3,000,827       $         --
    Increase (decrease) in unrealized
        gains or losses on securities
        available for sale                                         197,804             72,130           (156,315)
    Increase (decrease) in deferred income
        taxes on unrealized gains or losses
        on securities available for sale                           (78,687)           (27,464)            61,400

16. COMMITMENTS AND CONTINGENCIES

The Bank has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts outstanding do not necessarily represent future cash requirements. Standby letters of credit represent conditional commitments issued by the Bank to assure the performance of a customer to a third party. The unused portion of commitments to extend credit at December 31, 1997 and 1996 was $57,413,413 and $56,138,188, respectively. Additionally, standby letters of credit of $3,773,055 and $2,251,294 were outstanding at December 31, 1997 and 1996, respectively.

The Bank's exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Bank uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer's creditworthiness is evaluated on an individual case-by-case basis. The amount and type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral held varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Bank, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts (dollars in thousands):

                                         DECEMBER 31, 1997          December 31, 1996
                                      ----------------------     ----------------------
                                                   ESTIMATED                  Estimated
                                      CARRYING       FAIR        Carrying       Fair
                                       AMOUNT        VALUE        Amount        Value
Assets:
    Cash and cash equivalents         $ 27,865       27,865      $ 29,645       29,645
    Marketable securities              131,109      132,807       128,661      129,940
    Loans                              357,846      359,051       329,744      330,854
Liabilities:
    Demand deposits                    192,976      192,976       188,147      188,147
    Time deposits                      221,600      218,665       209,551      206,776
Off-balance-sheet unrealized
    gains (losses) - Commitments                         92                         90

The fair value of marketable securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The fair value of loans, time deposits, commitments and guarantees is estimated based on present values using applicable risk-adjusted spreads to the U.S. Treasury curve to approximate current entry-value interest rates applicable to each category of such financial instruments.

No adjustment was made to the entry-value interest rates for changes in credit of loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the entry-value interest rates, along with the general reserves applicable to the loan portfolio for which there are no known credit concerns, result in a fair valuation of such loans on an entry-value basis.

As required by the Statement, demand deposits are shown at their face value.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.



                                   * * * * * *

                                                                    APPENDIX A

                              *** SAMPLE BALLOT ***
                                 REVOCABLE PROXY
                           BANK OF GRANITE CORPORATION

[X] PLEASE MARK VOTES                                                    For  Against Abstain
    AS IN THIS EXAMPLE                       1. APPROVAL TO INCREASE     [ ]    [ ]    [ ]
     This Proxy is Solicited on                 THE AUTHORIZED COMMON
Behalf of the Board of Directors.               SHARES TO 25,000,000.
The undersigned hereby appoints
John A. Forlines, Jr., Robert E.             2. ELECTION OF DIRECTORS    [ ]    [ ]    [ ]
Cline, and Barbara F. Freiman,                  John N Bray, Paul M.
or each of them, as Proxies,                    Fleetwood, III, CPA,
each with the power to appoint                  John A. Forlines, Jr.,
his or her substitute and hereby                Barbara F. Freiman,
authorizes each of them to                      Hugh R. Gaither, Charles
represent and to vote as                        M. Snipes, Boyd C.
designated below all the shares                 Wilson, Jr., CPA.
of Common Stock held on record               INSTRUCTION: To withhold authority to vote
by the undersigned on March 13,              for any individual nominee, mark "For All
1998, at the Annual Meeting                  Except" and write that nominee's name in
of Shareholders to be held on                the space provided below.
April 27, 1998, or any                       ------------------------------------------------
adjournment thereof.
                                             3. THE RATIFICATION OF      [ ]    [ ]    [ ]
                                                THE ACCOUNTING FIRM
                                                DELOITTE & TOUCHE, LLP
                                                as the Corporation's
                                                Independent Certified
                                                Public Accountants for
Please be sure to sign and date                 the year ending
this Proxy in the space below.                  December 31, 1998.

--------------------- ------------           4. In their discretion, the
Stockholder           Date                      Proxies are authorized
                                                to vote upon other such
--------------------- ------------              business as may properly
Co-holder (if any)    Date                      come before the meeting.

-------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

                           BANK OF GRANITE CORPORATION

Shares of Common Stock of the Corporation will be voted as specified. If no specification is made, shares will be voted FOR Proposal 1 to Increase the Number of Authorized Common Shares to 25,000,000, FOR Proposal 2 to Elect the Board of Directors' nominees to the Board of Directors, FOR Proposal 3 to Ratify the Accounting Firm of Deloitte & Touche, LLP as the Corporation's Auditors, and otherwise at the discretion of the Proxies.

The above signed hereby acknowledges receipt of the Notice of Annual Meeting of the Shareholders of the Corporation called for April 27, 1998, a Proxy Statement for the Annual Meeting and the 1997 Annual Report to Shareholders.

Please sign EXACTLY as your name(s) appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

                          YOUR VOTE IS IMPORTANT TO US!
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY